                                       AMENDED AND RESTATED CREDIT AGREEMENT

                                                    dated as of

                                                  28 January 2002

                                                       among

                                                ACXIOM CORPORATION

                                             the other parties hereto,

                                                JPMORGAN CHASE BANK
                           (successor in interest by merger to The Chase Manhattan Bank who was a successor in interest by merger to Chase Bank of Texas, National Association)
                                                   as the agent,

                                          U.S. Bank National Association
                                              as documentation agent,

                                              BANK OF AMERICA, N.A.,
                                               as syndication agent,

                                                ABN AMRO BANK N.V.,
                                                  SUNTRUST BANK,
                                                Wachovia Bank, N.A.
                                                        and
                                              THE BANK OF NOVA SCOTIA
                                                   as co-agents,

                                           J.P. MORGAN SECURITIES, INC.
                                                        and
                                          BANC OF AMERICA SECURITIES LLC,
                                    as joint bookrunners and co-lead arrangers

                                                        and

                                        certain other parties named herein

                                                 TABLE OF CONTENTS

         SECTION 2.08.       Termination and Reduction of Revolving Commitments;

EXHIBITS:

EXHIBIT A - Form of Assignment and Acceptance
EXHIBIT B - Form of Opinion of Borrower's Counsel
Exhibit C - First Amendment to Intercreditor Agreement

SCHEDULES:

SCHEDULE 2.01 - Commitments
SCHEDULE 3.12 - Subsidiaries
SCHEDULE 6.01 - Existing Indebtedness and Preferred Equity Interests
SCHEDULE 6.02 - Existing Liens
SCHEDULE 6.04 - Existing Investments
SCHEDULE 6.10 - Existing Restrictions

                                       AMENDED AND RESTATED CREDIT AGREEMENT

         This AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement") dated as of January 28, 2002, is among
ACXIOM CORPORATION, a Delaware Corporation, the LENDERS party hereto, JPMORGAN CHASE BANK (successor in interest by merger to The Chase Manhattan Bank who was a successor in interest by merger to Chase Bank of Texas, National
Association), as the agent (the "Agent"), U.S. Bank National Association (formerly Firstar Bank, N.A. who was formerly Mercantile Bank, N.A.), as documentation agent, BANK OF AMERICA, N.A., as syndication agent and the other entities party hereto.

RECITALS:

A.       The Borrower, the lenders party thereto, Chase Bank of Texas, National Association (now JPMorgan Chase
Bank), as the agent and as a co-administrative agent and Mercantile Bank, N.A. (now First Star Bank, N.A.), as a
co-administrative agent, and Bank of America, N.A., as syndication agent, entered into that certain Credit
Agreement dated as of December 29, 1999, (as such agreement was amended and otherwise modified from time to time, the "Prior Agreement").

B.       The Borrower has advised the Agent and the lenders party to the Prior Agreement that the Borrower desires to issue convertible subordinated notes in an aggregate principal amount not to exceed $205,000,000, the proceeds of which will be used to:  (i) either (a) prepay the Borrower's 6.92% Senior Notes due March 30, 2007 directly or (b) reimburse the issuer of the letter of credit supporting the payment of such 6.92% Senior Notes for a draw thereunder of all amounts owed in respect of 6.92% Senior Notes; and (ii) provide the funds need to:
(i) redeem the Acxiom/May & Speh, Inc 5.25% convertible subordinated notes due in April 2003 and/or
(ii) repurchase such Acxiom/May & Speh, Inc. 5.25% convertible subordinated notes.  Additionally, in connection with the issuance of the new convertible subordinated notes, the Borrower will reduce the aggregate amount of the commitments under the Prior Agreement and, with the remainder of the net proceeds of such new notes, prepay the loans outstanding thereunder.

C.       The Borrower has also requested that the lenders under the Prior Agreement and the other Creditors (as defined in the Intercreditor Agreement identified in the Prior Agreement) consent to the incurrence of the indebtedness to be evidenced by the new convertible subordinated notes and agree that the proceeds thereof may be applied as described in recital B. notwithstanding any contrary application required by the Prior Agreement or the Intercreditor Agreement described therein.

D.       The parties hereto now desire to amend and restate the Prior Agreement to, among other things:  (i)
permit the Borrower to issue the new convertible subordinated notes and apply the proceeds thereof as described herein; (ii) reduce the commitments of the lenders under the Prior Agreement; and (iii) otherwise amend and restate the Prior Agreement as herein set forth. Additionally, certain lenders party to the Prior Agreement will no longer be lenders to the Borrower or party to this Agreement.

         Now therefore, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I.

Definitions

SECTION 1.01.     Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

         "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

         "Accumulated Asset Value" has the meaning specified in Section 6.05.

         "Acquiring Company" has the meaning specified in Section 6.04.

         "Adjusted EBITDAR" has the meaning specified in Section 7.02.

         "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an
interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

         "Administrative Questionnaire" means an administrative questionnaire in a form supplied by the Agent.

         "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  For purposes of Section 10.04 the term "Affiliate" shall also mean:  (a) with respect to any Lender that is not a fund which invests in bank loans and similar extensions of credit (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such
Lender or by an Affiliate of such investment advisor.

         "Agent" means JPMorgan as agent for the Lenders hereunder.

         "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective
Rate in effect on such day plus 1/2 of 1%.  Any change in the Alternate Base Rate due to a change in the Prime
Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

         "Applicable Percentage" means, at any time and with respect to any Lender, the percentage of the total
Revolving Commitments represented by such Lender's Revolving Commitment at such time.  If the Revolving
Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving
Commitments most recently in effect, giving effect to any assignments.

         "Applicable Rate" means, for any day (a) with respect to any ABR Loan or Eurodollar Loan or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread", "Eurodollar Spread" or "Commitment Fee Rate", as the case may be, opposite the category in the table below which corresponds with the actual Leverage Ratio as of the most recent determination date;
provided that from and including the Effective Date until the first date that the Applicable Rate is determined as set forth below in this definition, the "Applicable Rate" shall be the applicable rate per annum set forth below in Category 4:

         =================================================================================================
                                                                          Commitment
         Leverage Ratio               ABR Spread     Eurodollar Spread    Fee Rate
         =================================================================================================
         =================================================================================================
         Category 1                   0.00%          1.50%                0.300%
         <2.00 to 1.00
         -------------------------------------------------------------------------------------------------
         -------------------------------------------------------------------------------------------------
         Category 2                   0.25%          1.75%                0.375%
         > 2.00 to 1.00
         but
         < 2.50 to 1.00
         -------------------------------------------------------------------------------------------------
         -------------------------------------------------------------------------------------------------
         Category 3
         > 2.50 to 1.00
         but
         < 3.00 to 1.00               0.50%          2.00%                0.500%
         -------------------------------------------------------------------------------------------------
         -------------------------------------------------------------------------------------------------
         Category 4                   0.75%          2.25%                0.500%
         > 3.00 to 1.00
         =================================================================================================

         For purposes of the foregoing, (i) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrower's fiscal year based upon the Borrower's consolidated financial statements delivered pursuant to Section 5.01(a) or (b), beginning with the fiscal quarter ended March 31, 2002 and (ii) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change;
provided that the Leverage Ratio shall be deemed to be in Category 4 (A) at any time that an Event of Default has occurred and is continuing or (B) at the option of the Agent or at the request of the Required Lenders, if the
Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to
Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

         "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision)
to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Agent to be representative of the cost of such insurance to the Lenders.

         "Asset Value" has the meaning specified in Section 7.04.

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee
(with the consent of any party whose consent is required by Section 10.04), and accepted by the Agent, in the form of Exhibit A or any other form approved by the Agent.

         "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory
Reserve Rate plus (b) the Assessment Rate.

         "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

         "Borrower" means Acxiom Corporation, a Delaware corporation.

         "Borrowing" means Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

         "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

         "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in
New York, New York, Houston, Texas, or Dallas, Texas are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "Capital Expenditures" means, for any period, the additions to property, plant and equipment and other capital expenditures of the Borrower and its consolidated Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP.

         "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of Section 13(d) or 14(d) the Securities Exchange Act of 1934
and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of Equity
Interests representing more than 30% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests in Borrower; or (b) the acquisition of direct or indirect Control of the Borrower by any Person or group; or (c) any "Change of Control" as defined in the
Subordinated Debt Documents.

         "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement,
(b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental
Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any
Governmental Authority made or issued after the date of this Agreement.

         "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

         "Creditors" has the meaning set forth in the Intercreditor Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" means the Mortgaged Property, the "Collateral" as defined in the Security Agreement and any and all property in which Liens have been granted to the Collateral Agent to secure the indebtedness, obligations and liabilities of the Borrower and the Guarantors under the Loan Documents.

         "Collateral Agent" means JPMorgan, as collateral agent under the terms of the Intercreditor Agreement, its successors and assigns.

         "Consolidated Net Income" has the meaning specified in Section 7.01.

         "Consolidated Tangible Net Worth " has the meaning specified in Section 7.01.

         "Consolidated Total Assets" means, with respect to any Person and at any time, all amounts which in conformity with GAAP would be included as assets on a consolidated balance sheet of such Person.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  "Controlling" and "Controlled" have meanings correlative thereto.

         "Conway Facility" means the Borrower's real property, improvements and fixtures located at the
Borrower's facility at 301 Industrial Boulevard, Conway, Arkansas 72032, which includes the Mortgaged Property described in item 3 on Schedule 1.01 and the office buildings OB-4 and ASB-1 excluded from such Mortgaged
Property.

         "Current Maturity Date" has the meaning specified in Section 2.08(b).

         "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

         "Disclosed Matters" means all the matters disclosed in the Borrower's reports to the securities and
Exchange Commission on form 10-Q for the quarterly period ended September 30, 2001 and on form 10-K for the fiscal year ended March 31, 2001.

         "Dispositions" has the meaning set forth in Section 6.05.

         "Dollar Amount" means, as of any date of determination, (a) in the case of any amount denominated in dollars, such amount, and (b) in the case of any amount denominated in other currency, the amount of dollars which is equivalent to such amount of other currency as of such date, determined by using the Spot Rate on the date two (2) Business Days prior to such date.

         "dollars" or "$" refers to lawful money of the United States of America.

         "Domestic Subsidiary" means any Subsidiary that is organized under the laws of the United States of
America, any state thereof or the District of Columbia.

         "EBITDAR" has the meaning specified in Section 7.02.

         "Effective Date" means the date on which the conditions specified in Section 4.01(a) through (l) are satisfied (or waived in accordance with Section 10.02).

         "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

         "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any
Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or
(e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person and any option, warrant or other right relating thereto.  The term "Equity Interest" shall not include any
Indebtedness convertible into shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person (including the
May & Speh Notes and the Subordinated Debt) but shall include the shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests issued upon the actual conversion of such Indebtedness.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the
Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

         "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived);
(b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any
Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any
liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the
Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

         "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

         "Event of Default" has the meaning specified in Article VIII.

         "Excluded Subsidiary" means any Foreign Subsidiary and any other Subsidiary who is not a party to the
Subsidiary Guaranty.

         "Excluded Subsidiary Loan and Guaranty Amount" has the meaning specified in Section 6.01(a)(iii).

         "Excluded Subsidiary Loan and Guaranty Limit" has the meaning specified in Section 6.01(a)(iii).

         "Excluded Taxes" means, with respect to the Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income  by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any
Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United
States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and
(c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under
Section 2.18(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such
Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such
Foreign Lender's failure to comply with Section 2.16(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.16(a).

         "Existing Default" has the meaning specified in Section 2.22.

         "Exiting Lender" has the meaning specified in Section 2.19.

         "Extension Request" has the meaning specified in Section 2.08(b).

         "Federal Funds Effective Rate" means (i) for the first day of an ABR Borrowing or Swingline Loan, the rate per annum which is the average of the rates on the offered side of the Federal funds market quoted by three interbank Federal funds brokers, selected by the Agent, at approximately the time the Borrower requests such
Borrowing or Swingline Loan, for dollar deposits in immediately available funds, for a period and in an amount, comparable to the principal amount of such ABR Borrowing or Swingline Loan, as the case may be, and (ii) for each day of such ABR Borrowing or Swingline Loan thereafter, or for any other amount hereunder which bears interest at the Alternative Base Rate or the Federal Funds Effective Rate, the rate per annum which is the average of the rates on the offered side of the Federal funds market quoted by three interbank Federal funds brokers, selected by the Agent, at approximately 2:00 p.m. New York City time on such day for dollar deposits in immediately available funds, for a period and in an amount, comparable to the principal amount of such ABR Borrowing,
Swingline Loan or other amount, as the case may be; in the case of both clauses (i) and (ii), as determined by the Agent and rounded upwards, if necessary, to the nearest 1/100 of 1%.

         "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

         "Fixed Charges" has the meaning specified in Section 7.03.

         "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

         "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

         "GAAP" means generally accepted accounting principles in the United States of America.

         "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness, or other obligation
(including any obligations under an operating lease) of such Person or any other Person (the "primary obligor")
in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such
Indebtedness or other obligation (including the lessor under an operating lease) of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation;
provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

          "Guarantor" means Acxiom Asia, Ltd., Acxiom CDC, Inc., Acxiom / Direct Media, Inc., Acxiom / May &
  Speh, Inc., Acxiom NJA, Inc., Acxiom Property Development, Inc., Acxiom / Pyramid Information Systems, Inc.,
  Acxiom RM-Tools, Inc., Acxiom RTC, Inc., Acxiom SDC, Inc., Acxiom Transportation Services, Inc., GIS Information
  System, Inc., Acxiom UWS, Ltd. and each other Domestic Subsidiary who becomes a guarantor under the Subsidiary
  Guaranty in accordance with Section 5.11.

         "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement, security hedging agreement, other interest, currency or security exchange rate or commodity price hedging arrangement, any Synthetic Purchase Agreement or any other derivative instrument.

         "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all obligations of others secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed (provided that for purposes of this clause (f) the amount of any such Indebtedness shall be deemed not to exceed the higher of the market value or the book value of such assets), (g) all Guarantees by such Person of obligations of others (including Guarantees of operating leases), (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such
Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (k) indebtedness in respect of mandatory redemption or mandatory dividend rights on Equity Interests but excluding dividends payable solely in additional Equity Interests, (l) all obligations of such Person, contingent or otherwise, for the payment of money under any noncompete, consulting or similar agreement entered into with the seller of a Target or any other similar arrangements providing for the deferred payment of the purchase price for an acquisition permitted hereby or an acquisition consummated prior to the date hereof, (m) all obligations of such Person under any Hedging
Agreement, (n) all obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which lease is required or is permitted to be classified and accounted for as an operating lease under GAAP but which is intended by the parties thereto for tax, bankruptcy, regulatory, commercial law, real estate law and all other purposes as a financing arrangement, and (o) all other amounts (other than accruals, deferred revenue and deferred taxes) which are required by GAAP to be included as liabilities on a consolidated balance sheet of such
Person.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.  The amount of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement shall, at any time of determination and for all purposes under this Agreement, be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time giving effect to current market conditions notwithstanding any contrary treatment in accordance with GAAP.  The deferred purchase price of property or services to be paid through earnings of the purchaser to the extent such amount is not characterized as liabilities in accordance with GAAP shall not be Indebtedness.

         "Indemnified Taxes" means Taxes other than Excluded Taxes.

         "Intercreditor Agreement" means that certain Intercreditor Agreement dated as of September 21, 2001 among the Borrower, the Guarantors, the Collateral Agent, the Agent, Bank of America as agent for the participants in the Synthetic Real Property Lease JPMorgan as the holder of the Term Loan, and JPMorgan as the issuer of a letter of credit securing the Senior Notes, as the same may be amended or otherwise modified.

         "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07.

         "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June,
September and December commencing the first such date after the Effective Date, (b) with respect to any
Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

         "Interest Period" means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

         "Issuing Bank" means JPMorgan, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i).  The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing
Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

         "JPMorgan" means JPMorgan Chase Bank as successor in interest by merger to The Chase Manhattan Bank who was the successor in interest by merger to Chase Bank of Texas, National Association.

         "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

         "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.  The LC Exposure of any Lender at any time shall be its Applicable
Percentage of the total LC Exposure at such time.

         "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.  Unless the context otherwise requires, the term "Lenders" includes the
Swingline Lender.

         "Letter of Credit" means any letter of credit issued pursuant to this Agreement or issued pursuant to the Prior Agreement and outstanding on the Effective Date.

         "Leverage Ratio" means, on any date, the ratio of Total Indebtedness to Adjusted EBITDAR then most recently calculated in accordance with Section 7.02.

         "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two
Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period.  In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of JPMorgan (or its successor) in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest
Period.

         "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "Loan Documents" means this Agreement, the Prior Agreement, the Subsidiary Guaranty, the Security
Agreement, the Mortgages, the Intercreditor Agreement, and all other certificates, agreements and other documents or instruments now or hereafter executed and/or delivered pursuant to or in connection with the foregoing and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof.

         "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement and any loan made by the Lenders under the Prior Agreement which are outstanding on the Effective Date.

         "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations or financial condition of the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Borrower or any
Guarantor to perform any of its obligations under any Loan Document or (c) the validity, enforceability or collectibility of the Revolving Loans or the ability of the Agent and the Lenders to enforce a material provision of any Loan Document.

         "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit) of any one or more of, the Borrower and the Subsidiaries in an aggregate principal amount exceeding a Dollar Amount equal to
$5,000,000.  The term "Material Indebtedness" includes the Term Loan, the Synthetic Equipment Lease Facility, the
Synthetic Real Property Lease and the Subordinated Debt.

         "Maturity Date" means January 28, 2005, or such later date as may be requested by the Borrower and approved by the Lenders in accordance with Section 2.08(b).

         "May & Speh Notes" means the Borrower's and Acxiom/May & Speh, Inc.'s 5.25% convertible subordinated notes due 2003 with an aggregate outstanding principal amount as of the Effective Date equal to $114,998,000 and the Indebtedness represented thereby.

         "May & Speh Note Documents" means the indenture under which the May & Speh Notes have been issued and all other instruments, agreements and other documents evidencing or governing the May & Speh Notes or providing for any Guarantee or other right in respect thereof.

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien to the Collateral Agent on any Mortgaged Property to secure the obligations described in the Intercreditor Agreement.  Each Mortgage shall be satisfactory in form and substance to the Agent.

         "Mortgaged Property" means, initially, each parcel of real property and the improvements thereto owned by Borrower and identified on Schedule 1.01, and includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.14 or the Intercreditor Agreement.

         "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "Net Proceeds" means, with respect to any event (a) the cash proceeds received in respect of such event including any cash received in respect of any non-cash proceeds, but only as and when received, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Borrower and the Subsidiaries to third parties (other than Affiliates) in connection with such event, including any sales commissions, investment banking fees, or underwriting discounts, (ii) in the case of a sale, transfer or other disposition of an asset
(including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by the Borrower and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans and other than the other Indebtedness entitled to the benefits of the
Intercreditor Agreement) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Borrower and the
Subsidiaries, and the amount of any reserves established by the Borrower and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in the case of (A) taxes during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Borrower) and (B) in the case of reserves for contingent liabilities, during the period of any contractual indemnification obligation or statute of limitation imposed upon the Borrower or any of its Subsidiaries.

         "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

         "Permitted Encumbrances" means:

                  (a)......Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

                  (b)......carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 120 days and are not being enforced or are being contested in compliance with Section 5.04;

                  (c)......pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                  (d)......deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (e)......judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VIII;

                  (f)......easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

                  (g)......Liens arising from filing UCC financing statements regarding leases permitted by this
Agreement;

                  (h)......leases or subleases of equipment to customers in the ordinary course of business;

                  (i)......leases or subleases entered into by Borrower or a Subsidiary in good faith with respect to its property not used in its business and which do not materially interfere with the ordinary conduct of business of the Borrower or any Subsidiary; and

                  (j)......Liens incurred by Borrower with the consent of the Required Lenders;

provided that the term "Permitted Encumbrances" shall not include any Lien described in clauses (a) through (h)
above that secures Indebtedness for borrowed money.

         "Permitted Investments" means:

                  (a)......direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b)......investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

                  (c)......investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; and

                  (d)......fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.

         "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the
Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMorgan (or its successor) as its prime rate in effect at its office in Houston, Texas; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

         "Prior Agreement" has the meaning specified in the Recitals hereto.

         "Prior Assets" has the meaning specified in Section 7.02.

         "Prior Company" has the meaning specified in Section 7.02.

         "Prior Target" has the meaning specified in Section 7.02.

         "Purchase Price" means, as of any date of determination and with respect to a proposed acquisition, the purchase price to be paid for the Target or its assets, including all cash consideration paid (whether classified as purchase price, noncompete or consulting payments or otherwise), the value of all other assets to be transferred by the purchaser in connection with such acquisition to the seller (including any stock issued to the seller) all valued in accordance with the applicable purchase agreement and the outstanding principal amount of all Indebtedness of the Target or the seller assumed or acquired in connection with such acquisition.

         "Register" has the meaning specified in Section 10.04.

         "Rejecting Lender" has the meaning specified in Section 2.08(b).

         "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

         "Required Lenders" means, at any time, Lenders having Revolving Exposures and unused Revolving
Commitments representing 51% of the sum of the total Revolving Exposures and unused Revolving Commitments at such time.

         "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Borrower or any
Subsidiary (including any dividend, other distribution or other payment in respect of Equity Interests under a
Synthetic Purchase Agreement).

         "Revolving Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Commitments in accordance with the terms of this Agreement.

         "Revolving Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04.  As of the Effective Date, the amount of each Lender's Revolving Commitment is set forth on Schedule 2.01 and the aggregate amount of the
Lenders' Revolving Commitments is $175,000,000.

         "Revolving Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure and Swingline Exposure at such time.

         "Revolving Lender" means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

         "Revolving Loan" means advances made pursuant to Section 2.01 and advances made pursuant to Section 2.01 of the Prior Agreement which are outstanding on the Effective Date.

         "S&P" means Standard & Poor's.

         "Security Agreement" means the Security Agreement dated as of September 21, 2001 executed by Borrower, the Guarantors and the Collateral Agent pursuant to the terms of the Intercreditor Agreement.

         "Senior Debt" has the meaning specified in Section 7.04.

         "Senior Notes" means the 6.92% Senior Notes of the Borrower due March 30, 2007 in the outstanding aggregate amount as of the Effective Date equal to $25,714,286.

         "Senior Note Documents" means the indentures or note purchase agreements under which the Senior Notes have been issued and all other instruments, agreements and other documents evidencing or governing the Senior
Notes or providing for any Guarantee or other right in respect thereof.

         "Significant Subsidiary" means, at any date of determination, any Subsidiary (i) whose Consolidated
Total Assets equals or exceeds five percent (5%) of the Consolidated Total Assets of the Borrower, or (ii) whose
Consolidated Net Income for the most recently completed four fiscal quarters equals or exceeds five percent (5%)
of the Borrower's Consolidated Net Income for such period.  In calculating Consolidated Net Income under the foregoing clause for a four fiscal quarter period, if the Borrower or a Subsidiary acquires the assets of a
Target either directly or through a merger, the Consolidated Net Income of the Target for such four fiscal quarter period attributable to the time prior to the acquisition shall be added to the Consolidated Net Income of the Borrower or such Subsidiary, as applicable.

         "Spot Rate" means, with respect to any day, the rate determined on such date on the basis of the offered exchange rates, as reflected in the foreign currency exchange rate display of Telerate System, Incorporated at or about 10:00 a.m. (Dallas, Texas time), to purchase dollars with the other applicable currency, provided that, if at least two such offered rates appear on such display, the rate shall be the arithmetic mean of such offered rates and, if no such offered rates are so displayed, the Spot Rate shall be determined by the Agent on the basis of the arithmetic mean of such offered rates as determined by the Agent in accordance with its normal practice.

         "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages
(including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the
Board to which the Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in
Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D.
Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "Subject Period" has the meaning set forth in Section 7.02.

         "Subordinated Debt" means the Borrower's convertible subordinated notes due 2009 issued in January or
February of 2002 in the aggregate principal amount not to exceed $205,000,000 on substantially the same terms as are set forth in the January 26, 2002 draft of the Preliminary Offering Memorandum prepared by the Borrower and relating thereto and the Indebtedness represented by such notes.

         "Subordinated Debt Documents" means the indenture under which the Subordinated Debt is issued and all other instruments, agreements and other documents evidencing or governing the Subordinated Debt or providing for any Guarantee or other right in respect thereof.

         "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than
50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "Subsidiary" means any subsidiary of the Borrower.

         "Subsidiary Guaranty" means the Guaranty Agreement dated December 29, 1999 executed by certain
Subsidiaries for the benefit of the Agent and the Lenders in substantially the form of Exhibit C to the Prior
Agreement, as the same may be amended or otherwise modified.

         "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time.  The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

         "Swingline Lender" means JPMorgan, in its capacity as lender of Swingline Loans hereunder.

         "Swingline Loan" means a Loan made pursuant to Section 2.04 and the loans made pursuant to Section 2.04 of the Prior Agreement which are outstanding on the date hereof.

         "Synthetic Airplane Lease Facility" means the synthetic lease arrangement under which a lessor has committed to purchase and lease to the Borrower a Dassault-Breguet, Model Falcon 20 Aircraft and related components under an aircraft lease agreement entered into by the Borrower on or about December 29, 2000.

         "Synthetic Equipment Lease Facility" means the synthetic lease arrangement under which a lessor has committed to purchase and lease to the Borrower up to $230,000,000 of equipment under a master lease agreement entered into by the Borrower on September 30, 1999.

         "Synthetic Lease" means any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which lease or other arrangement is required or is permitted to be classified and accounted for as an operating lease under GAAP but which is intended by the parties thereto for tax, bankruptcy, regulatory, commercial law, real estate law and all other purposes as a financing arrangement.

         "Synthetic Purchase Agreement" means any agreement pursuant to which the Borrower or a Subsidiary is or may become obligated to make any payment (i) in connection with the purchase by any third party of any Equity
Interest or subordinated Indebtedness or (ii) the amount of which is determined by reference to the price or value at any time of any Equity Interest or subordinated Indebtedness; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of the Borrower or the
Subsidiaries (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

         "Synthetic Real Property Lease" means a synthetic lease arrangement under which a lessor has or will commit to purchase and lease to the Borrower or a Subsidiary the real property and improvements (i) consisting of two city blocks bounded by East 3rd Street, East 4th Street, Ferry Street and Commerce Street in downtown Little
Rock, Arkansas and (ii) in Phoenix, Arizona including any related personal property and fixtures related thereto.

         "Target" means a Person who is to be acquired or whose assets are to be acquired in a transaction permitted by Section 6.04.

         "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

         "Term Loan" means that certain term loan made by JPMorgan to the Borrower pursuant to the Term Loan
Agreement in the original principal amount of $64,168,888 which will mature, and is payable as to principal in a single payment, on November 25, 2005.

         "Term Loan Agreement" means that certain Credit Agreement dated as of September 21, 2001 between
Borrower and JPMorgan as the same may be amended or otherwise modified from time to time.

         "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of
New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical
Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

         "Total Indebtedness" has the meaning set forth in Section 7.02.

         "Transferring Subsidiary " has the meaning set forth in Section 6.04.

         "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such
Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the
Alternate Base Rate.

         "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02.     Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class
and Type (e.g., a "Eurodollar Revolving Loan").  Borrowings also may be classified and referred to by Class
(e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a
"Eurodollar Revolving Borrowing").

SECTION 1.03.     Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".  The word "will" shall be construed to have the same meaning and effect as the word "shall".  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and
"property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04.     Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time;
provided that, if the Borrower notifies the Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of
GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision  amended in accordance herewith.

ARTICLE II.

The Credits

SECTION 2.01.     Commitments.  Subject to the terms and conditions set forth herein, each Revolving Lender agrees to make advances to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Revolving Lender's Revolving Exposure exceeding such
Revolving Lender's Revolving Commitment.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow under this Section 2.01.

SECTION 2.02.     Loans and Borrowings.

(a)      Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans of the same Type made by the Revolving Lenders ratably in accordance with their respective Revolving Commitments.  The failure of any Revolving Lender to make any Revolving Loan required to be made by it shall not relieve any other Revolving
Lender of its obligations hereunder; provided that the Revolving Commitments of the Revolving Lenders are several and no Revolving Lender shall be responsible for any other Revolving Lender's failure to make Revolving Loans as required.

(b)      Subject to Section 2.13, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar
Loans as the Borrower may request in accordance herewith; provided that all Borrowings made on the Effective Date must be made as ABR Borrowings.  Each Revolving Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Revolving Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)      At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $250,000 and not less than $2,000,000.  At the time that each
ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of
$100,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e).  Each Swingline Loan shall be in an amount that is an integral multiple of $25,000 and not less than $50,000.  Borrowings of more than one Type and
Class may be outstanding at the same time; provided that there shall not at any time be more than a total of
10 Eurodollar Borrowings outstanding.

(d)      Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03.     Requests for Borrowings.  To request a Revolving Borrowing, the Borrower shall notify the Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., Dallas, Texas time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 10:00 a.m., Dallas, Texas time, on the day of the proposed Borrowing.  Each such telephonic Borrowing
Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Agent of a written Borrowing Request in a form approved by the Agent and signed by the Borrower.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)      the aggregate amount of such Borrowing;

(ii)     the date of such Borrowing, which shall be a Business Day;

(iii)    whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv)     in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

(v)      the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

         If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an
ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the
Borrower shall be deemed to have selected an Interest Period of one month's duration.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Agent shall advise each Revolving Lender of the details thereof and of the amount of such Revolving Lender's Loan to be made as part of the requested Borrowing.

SECTION 2.04.     Swingline Loans.

(a)      Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make advances to the Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $20,000,000 or (ii) the sum of the total Revolving Exposures exceeding the total Revolving Commitments;
provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding
Swingline Loan.  Within the foregoing limits and subject to the terms and conditions set forth herein, the
Borrower may borrow, prepay and reborrow Swingline Loans.

(b)      To request a Swingline Loan, the Borrower shall notify the Swingline Lender of such request by telephone
(confirmed by telecopy) not later than 12:00 noon, Dallas, Texas time, on the day of a proposed Swingline Loan.
Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan.  The Swingline Lender shall make each Swingline Loan available to the
Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender or by wire transfer, automated clearing house debit or interbank transfer to such other account, accounts or Persons as may be designated from time to time by the Borrower (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the Issuing Bank) by
3:00 p.m., Dallas, Texas time, on the requested date of such Swingline Loan.

(c)      The Swingline Lender may by written notice given to the Agent not later than 12:00 noon, Dallas, Texas time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding.  Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate.  Promptly upon receipt of such notice, the Agent will give notice thereof to each Revolving Lender, specifying in such notice such Revolving Lender's Applicable Percentage of such
Swingline Loan or Loans.  Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Agent, for the account of the Swingline Lender, such Revolving Lender's
Applicable Percentage of such Swingline Loan or Loans.  Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in
Section 2.06 with respect to Loans made by such Revolving Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders.  The Agent shall notify the Borrower of any participations in any
Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Agent and not to the Swingline Lender.  Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the
Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Agent; any such amounts received by the Agent shall be promptly remitted by the Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear.
The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

SECTION 2.05.     Letters of Credit.

(a)      General.  Subject to the terms and conditions set forth herein, the Borrower may request the issuance of
Letters of Credit for its own account, in a form reasonably acceptable to the Issuing Bank, at any time and from time to time during the Revolving Availability Period.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any
Letter of Credit, the terms and conditions of this Agreement shall control.

(b)      Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a
Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such
Letter of Credit.  If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $40,000,000 and
(ii) the total Revolving Exposures shall not exceed the total Revolving Commitments.

(c)      Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) (provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods not to extend past the date in clause (ii) below) and (ii) the date that is five Business Days prior to the Maturity Date.

(d)      Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Revolving Lenders, the
Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing
Bank, a participation in such Letter of Credit equal to such Revolving Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Agent, for the account of the Issuing Bank, such Revolving Lender's Applicable Percentage of each LC Disbursement made by the
Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason.  Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of
Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a
Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)      Reimbursement.  If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the
Borrower shall reimburse such LC Disbursement by paying to the Agent an amount equal to such LC Disbursement not later than 12:00 noon, Dallas, Texas time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., Dallas, Texas time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon,
Dallas, Texas time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., Dallas, Texas time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing or Swingline Loan.  If the Borrower fails to make such payment when due, the Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Lender's Applicable Percentage thereof.
Promptly following receipt of such notice, each Revolving Lender shall pay to the Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Revolving Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the
Revolving Lenders), and the Agent shall promptly pay to the Issuing Bank the amounts so received by it from the
Revolving Lenders.  Promptly following receipt by the Agent of any payment from the Borrower pursuant to this paragraph, the Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Revolving Lenders and the Issuing Bank as their interests may appear.  Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f)      Obligations Absolute.  The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of
(i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the
Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder.  The Agent, the
Lenders, the Issuing Bank, or any of their Related Parties, shall not have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank.  The foregoing provisions of this clause (f) shall not be construed to excuse the
Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law)
suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank
(as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)      Disbursement Procedures.  The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  The Issuing Bank shall promptly notify the Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the
Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h)      Interim Interest.  If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(d) shall apply.  Interest accrued pursuant to this paragraph shall be for the account of the
Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment.

(i)      Replacement of the Issuing Bank.  The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Agent, the replaced Issuing Bank and the successor Issuing Bank.  The Agent shall notify the Lenders of any such replacement of the Issuing Bank.  At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b).  From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of
Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require.  After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this
Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j)      Cash Collateralization.  If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Agent, in the name of the Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of
Article VIII.  Each such deposit shall be held by the Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement.  The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Agent and at the Borrower's risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Required Lenders) be applied to satisfy other obligations of the Borrower under this Agreement.  If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

SECTION 2.06.     Funding of Borrowings.

(a)      Each Revolving Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Dallas, Texas time, to the account of the Agent most recently designated by it for such purpose by notice to the Revolving Lenders; provided that Swingline Loans shall be made as provided in Section 2.04.  The Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Agent or by wire transfer, automated clearing house debit or interbank transfer to such other account, accounts or Persons designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Agent to the
Issuing Bank.

(b)      Unless the Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Agent such Lender's share of such Borrowing, the Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Agent, then the applicable
Lender and the Borrower severally agree to pay to the Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Agent, at (i) in the case of such Lender, the greater of the Federal Funds
Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans.  If such Lender pays such amount to the Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

SECTION 2.07.     Interest Elections.

(a)      Each Revolving  Borrowing  initially  shall be of the Type specified in the applicable  Borrowing  Request and, in the case of a Eurodollar  Borrowing,  shall have an initial  Interest Period as specified in such Borrowing
Request.  Thereafter,  the  Borrower may elect to convert such  Borrowing to a different  Type or to continue  such
Borrowing and, in the case of a Eurodollar  Borrowing,  may elect  Interest  Periods  therefor,  all as provided in this  Section.  The  Borrower  may elect  different  options  with  respect to  different  portions of the affected
Borrowing,  in which  case each such  portion  shall be  allocated  ratably  among the  Lenders  holding  the Loans comprising such  Borrowing,  and the Loans  comprising each such portion shall be considered a separate  Borrowing.
This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b)      To make an election pursuant to this Section, the Borrower shall notify the Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Agent of a written Interest Election Request in a form approved by the Agent and signed by the Borrower.

(c)      Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02 and paragraph (f) of this Section:

(i)      the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting
Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)     the effective date of the election made pursuant to such Interest Election Request, which shall be a
Business Day;

(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)     if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest
Period".

         If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest
Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

(d)      Promptly following receipt of an Interest Election Request, the Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

(e)      If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar
Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.
Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the
Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and
(ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest
Period applicable thereto.

(f)      A Revolving Borrowing may not be converted to or continued as a Eurodollar Borrowing if after giving effect thereto the Interest Period therefor would commence before and end after a date on which any principal of the Loans is scheduled to be repaid.

SECTION 2.08.     Termination and Reduction of Revolving Commitments; Extension of Maturity Date.

(a)      Unless previously terminated, the Revolving Commitments shall terminate on the Maturity Date.

(b)      By written notice sent to the Agent (which the Agent shall promptly distribute to the Lenders), the
Borrower may request that the then effective Maturity Date (the "Current Maturity Date") be extended to a date one year from the then Current Maturity Date (an "Extension Request").  An Extension Request may be delivered by the Borrower to the Agent at any time prior to the date which is 90 days prior to the then Current Maturity Date when no Default exists.  Within 45 days of the receipt by the Agent of an Extension Request, each Lender shall provide the Agent and the Borrower with a written consent to, or a rejection of, the Borrower's Extension
Request.  The decision whether to accept or reject an Extension Request shall be made by each Lender in its sole discretion based on such information as it may deem necessary and no Lender shall have any obligation to agree to any extension of the then Current Maturity Date.  The failure of a Lender to respond to any Extension Request within such 45-day period shall be deemed a rejection of such request.  If all the Lenders consent to an
Extension Request, the Maturity Date shall be the date one year from the then Current Maturity Date as specified in a notice from the Agent.  If Lenders holding 25% or less of the Revolving Exposures and unused Revolving
Commitments reject an Extension Request (the "Rejecting Lenders"), then the Borrower may take one of the following actions:  (i) by written notice to each Rejecting Lender and the Agent, delivered prior to the then
Current Maturity Date, terminate the Revolving Commitment of each Rejecting Lender if simultaneously with such termination the Borrower pays to each Rejecting Lender all amounts owed by the Borrower to such Rejecting Lender hereunder or (ii) cause each Rejecting Lender to assign its interest in the Agreement to a new Lender who will consent to the Extension Request under the terms of Section 2.18(b) on or before the then Current Maturity Date.
If the Borrower consummates either of the foregoing actions on or before the then Current Maturity Date, then the
Maturity Date shall be the date one year from the then Current Maturity Date as specified in a notice from the
Agent.

(c)      The Borrower may at any time terminate, or from time to time reduce, the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of
$1,000,000 and not less than $10,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving
Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the sum of the Revolving Exposures would exceed the total Revolving Commitments.

(d)      The Borrower shall notify the Agent of any election to terminate or reduce the Revolving Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Revolving Commitments shall be permanent.  Each reduction of the Revolving Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Commitments.

(e)      The aggregate amount of the Revolving Commitments are also required to be reduced as described in
Section 4.02 of the Intercreditor Agreement.

SECTION 2.09.     Repayment of Loans; Evidence of Debt.

(a)      The Borrower hereby unconditionally promises to pay (i) to the Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Maturity Date, and (ii) to the
Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.

(b)      Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)      The Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder for the account of the Lenders and each Lender's share thereof.

(d)      The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)      Any Lender may request that Loans of any Class made by it be evidenced by a promissory note.  In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Agent.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times
(including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.10.     Prepayment of Loans.
(a)      The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part without premium or penalty except for amounts paid in accordance with Section 2.15, subject to the requirements of this Section.

(b)      In the event and on such occasion that the sum of the Revolving Exposures exceeds the total Revolving
Commitments (including after any mandatory reduction of the Revolving Commitments pursuant to Section 4.02 of the
Intercreditor Agreement), the Borrower shall prepay Revolving Borrowings or Swingline Borrowings (or, if no such
Borrowings are outstanding, deposit cash collateral in an account with the Agent pursuant to Section 2.05(j)) in an aggregate amount equal to such excess.  The Borrower shall also be required to prepay the Revolving Borrowings under the terms of Section 4.02 of the Intercreditor Agreement and Section 5.14 hereof.

(c)      Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the
Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (d) of this Section.

(d)      The Borrower shall notify the Agent (and, in the case of prepayment of a Swingline Loan, the Swingline
Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a
Eurodollar Borrowing, not later than 11:00 a.m., Dallas, Texas time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., Dallas, Texas time, on the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, Dallas,
Texas time, on the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08.  Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a
Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

SECTION 2.11.     Fees.

(a)      The Borrower agrees to pay to the Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of the Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Revolving
Commitment terminates.  Accrued commitment fees shall be payable in arrears on the last day of March, June,
September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof.  All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  For purposes of computing commitment fees, the Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

(b)      The Borrower agrees to pay (i) to the Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate as interest on
Eurodollar Borrowings on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such
Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank, for its own account, a fronting fee, which shall accrue at the rate of 1/8 % per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving
Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand.  Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)      All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Agent
(or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto.  Except in the case of errors in payment which have been confirmed by Agent, fees paid shall not be refundable under any circumstances.

SECTION 2.12.     Interest.

(a)      The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the
Applicable Rate.

(b)      The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the
Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)      The Swingline Loans shall bear interest at the Federal Funds Effective Rate in effect from day to day plus 2.00%.

(d)      Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Borrowings as provided in paragraph (a) of this Section.

(e)      Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (d)
of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f)      All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Agent, and such determination shall be conclusive absent manifest error.  The Agent shall, at the request of the Borrower, deliver to the
Borrower a statement showing the quotations used by the Agent in determining any interest rates pursuant to this
Section 2.12.

SECTION 2.13.     Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a
Eurodollar Borrowing:

(a)      the Agent determines (which determination shall be conclusive absent manifest error) that through no fault of the Agent adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such
Interest Period; or

(b)      the Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to the Lenders (as certified by such Required Lenders in a written certificate delivered to Agent and Borrower setting forth in detail the reasons for such Required Lenders'
position) of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any
Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any
Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

SECTION 2.14.     Increased Costs.

(a)      If any Change in Law shall:

(i)      impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

(ii)     impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any
Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b)      If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the
Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing
Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such
Lender's or the Issuing Bank's holding company for any such reduction suffered.

(c)      A certificate of a Lender or the Issuing Bank setting forth (i) the amount or amounts (including a description of the method of calculating such amount or amounts), necessary to compensate such Lender or the
Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and
(ii) the applicable Change in Law and other facts that give rise to such amount or amounts shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender or the Issuing
Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)      Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this
Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation;
provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this
Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the
180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.15.     Break Funding Payments.  In the event of (a) the payment of any principal of any Eurodollar
Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of
Default or as a result of the operation of Section 2.18), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(d) and is revoked in accordance therewith), or (d) the assignment of any
Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.08 or Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower, shall set forth the method of calculating such amount or amounts and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within
10 days after receipt thereof.

SECTION 2.16.     Taxes.

(a)      Any and all payments by or on account of any obligation of the Borrower hereunder or under any other
Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes;
provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions
(including deductions applicable to additional sums payable under this Section) each recipient of each such payment receives an amount equal to the sum it would have received had no such deductions been made, (ii) the
Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant
Governmental Authority in accordance with applicable law.

(b)      In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)      The Borrower shall indemnify the Agent, each Lender, the Issuing Bank, and any other party hereto within
10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the
Agent, such Lender, the Issuing Bank or other party hereto, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including
Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section)
and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental
Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall set forth in reasonable detail the origin and amount of the payments to be due under this Section 2.16(c) and such certificate shall be conclusive absent manifest error.

(d)      As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a
Governmental Authority, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(e)      If a Lender, the Issuing Bank or Agent shall become aware that it is entitled to claim a refund from a
Governmental Authority specifically in respect of Indemnified Taxes or Other Taxes as to which it has been indemnified by a Borrower, or with respect to which a Borrower has paid additional amounts, pursuant to this
Section 2.16, it shall promptly notify Borrower of the availability of such refund claim and shall, within
30 days after receipt of a request by Borrower, make a claim to such Governmental Authority for such refund at
Borrower's expense.  If a Lender, the Issuing Bank or any Agent receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) specifically in respect of any Indemnified Taxes or Other
Taxes as to which it has been indemnified by Borrower or with respect to which Borrower had paid additional amounts pursuant to this Section 2.16, it shall within 30 days from the date of such receipt pay over such refund to Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section 2.16 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Lender, Issuing Bank or Agent and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that Borrower, upon the request of such Lender, Issuing Bank or Agent, agrees to repay the amount paid over to Borrower (plus penalties, interest or other charges) to such Lender, Issuing Bank or Agent in the event such Lender, Issuing Bank or Agent is required to repay such refund to such Governmental Authority.

(f)      Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

SECTION 2.17.     Payments Generally; Pro Rata Treatment; Sharing of Set-Offs.

(a)      The Borrower shall make each payment required to be made by it hereunder or under any other Loan
Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under
Section 2.14, 2.15 or 2.16, or otherwise) prior to the time expressly required hereunder or under such other Loan
Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, Dallas, Texas time), on the date when due, in immediately available funds, without set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the
Agent at its offices in New York, New York, except payments to be made directly to the Issuing Bank or Swingline
Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 10.03 and the other clauses of this Section 2.17 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein.  The Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments under each Loan
Document shall be made in dollars.

(b)      If at any time insufficient funds are received by and available to the Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied
(i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)      If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or
Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its
Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline
Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the
Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective
Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the
Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a
Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in
LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)      Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the
Issuing Bank, as the case may be, severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal
Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.

(e)      If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c),
2.05(d) or (e), 2.06(b), 2.17(d) or 10.03(c), then the Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

(f)      All proceeds received by the Agent from the sale or other liquidation of the Collateral when an Event of
Default exists shall first be applied as payment of the accrued and unpaid fees of the Agent hereunder and then to all other unpaid or unreimbursed obligations (including reasonable attorneys' fees and expenses) owing to the
Agent in its capacity as Agent only and then any remaining amount of such proceeds shall be distributed:

(i)      first, to an account at the Agent over which the Agent shall have control in an amount sufficient to fully collateralize all LC Exposure then outstanding; and

(ii)     second, to the Lenders, pro rata in accordance with the such Lender's Revolving Exposure, until all the
Revolving Loans have been paid and satisfied in full or cash collateralized.

All amounts paid under the terms of the Subsidiary Guaranty shall be applied as provided in paragraph 5 of the
Guaranty.

(g)      After all Revolving Commitments are terminated and all other obligations of any Lender to Borrower or any Guarantor are otherwise satisfied, any proceeds of Collateral shall be delivered to the Person entitled thereto as determined by the Intercreditor Agreement, by applicable law or applicable court order.

SECTION 2.18.     Mitigation Obligations; Replacement of Lenders.

(a)      If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The
Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)      If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder or if a Lender fails to consent to an Extension Request, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Agent (and, if a
Revolving Commitment is being assigned, the Issuing Bank and Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including any amounts due under Section 2.15 other than in connection with an assignment resulting from a Lender's default in its obligations to fund Loans), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.16 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments, and (iv) in the case of any such assignment under the terms of
Section 2.08(b) resulting from the rejection of an Extension Request, such assignment will result in the consent by all Lenders to such Extension Request.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.19.     Exiting Lenders.  Each Lender who is not listed on Schedule 2.01 as having a Revolving
Commitment as of the Effective Date shall be referred to herein as an "Exiting Lender" and each Exiting Lender agrees that after the Effective Date it (i) shall extinguish its rights and be released from its obligations under the Prior Agreement, this Agreement and the other Loan Documents and (ii) shall no longer be deemed a
Lender and this Agreement may be amended or otherwise modified without its consent or agreement except the consent of an Exiting Lender effected thereby shall be required for any amendment or other modification of this
Section 2.19). On the Effective Date, the Lenders who have increased their Revolving Commitment shall deliver immediately available funds to the Agent and the Agent shall deliver such funds to the other Lenders and Exiting
Lenders, in each case in amounts sufficient so that after giving effect thereto, the Loans shall be held by the
Lenders pro rata according to their respective Revolving Commitments.  The amounts funded under the foregoing sentence shall be deemed an ABR Loan and a continuation and assignment of the Loans made by the Lenders receiving such funds.  The Borrower agrees to pay each Lender receiving such funds under the foregoing sentence any amounts due under Section 2.15 arising from the payment of any Eurodollar Loan prior to the end of the Interest Period applicable thereto resulting from such receipt of funds.

SECTION 2.20.     Consent Relating to the Subordinated Debt.  Each party hereto that is a "Lender" under the
Prior Agreement hereby consents to:  (a) the Borrower's departure from Section 6.01 of the Prior Agreement in order to permit the Borrower to incur the Subordinated Debt and (b) to the Borrower's departure from Section 6.08 of the Prior Agreement in order to permit the Borrower to repurchase the May & Speh Notes, as long as any obligation entered into to repurchase such notes is contingent on the funding of the Subordinated Debt, such repurchase will be made with the proceeds of the Subordinated Notes and any May & Speh Notes so repurchased will promptly be canceled and no longer outstanding; provided that: such consents shall not be deemed consents to the departure from or waivers of:  (a) Sections 6.01 or 6.08 of the Prior Agreement or Sections 6.01 or 6.08 of this
Agreement for any other purpose; (b) any other covenant or condition contained in this Agreement or the Prior
Agreement; or (c) any Default that might otherwise arise as a result thereof. The Borrower agrees that its failure to comply with Sections 6.01 or 6.08 of the Prior Agreement or Sections 6.01 or 6.08 of this Agreement with respect to any other transaction covered thereby shall constitute an Event of Default hereunder.

SECTION 2.21.     Consent  Relating to the  Intercreditor  Agreement.  Each party hereto that is a "Creditor" under the  Intercreditor  Agreement or a "Lender" under the Prior Agreement  hereby consents to the Borrower's  departure from Section 4.02 of the  Intercreditor  Agreement  and Section  2.08(e) of the Prior  Agreement in order to permit the Net Proceeds of the  Subordinated  Debt to be applied as follows:  (i) either (a) the prepayment in full of the
Senior  Notes  directly  or (b) the  reimburse  the issuer of the letter of credit  supporting  the  payment of the
Senior  Notes for a draw  thereunder  of all  amounts  owed in respect of the Senior  Notes;  (ii)  either  (a) the redemption  in full of the May & Speh  Notes;  (b) if the May & Speh Notes are  converted  in  accordance  with the terms thereof, then to the prepayment of the Revolving Loans (without reduction of the Revolving  Commitments);  or
(c) repurchase the May & Speh Notes if such May & Speh Notes are promptly canceled and no longer  outstanding;  and
(iii) the  prepayment of the  outstanding  amount of the Revolving  Loans;  provided that such consent shall not be deemed a consent  to the  departure  from or waiver of those  sections  for any other  purpose  and the  Borrower's failure to comply with those sections with respect to any other  transaction  covered  thereby shall  constitute an
Event of Default  hereunder.  Each  party  hereto  that is a Creditor  under the  Intercreditor  Agreement  hereby:
(i) consent  to and agrees  with the  amendment  to the  Intercreditor  Agreement  in the form  attached  hereto as
Exhibit C;  (ii) authorizes and directs the Agent,  the Collateral Agent and Bank of America as agent in respect of the Synthetic Real Property Lease to execute and deliver such  amendment;  and  (iii) agree  and  acknowledge  that this Agreement is the "Revolver Agreement" under the Intercreditor Agreement.

SECTION 2.22.     Waiver of Existing Default.  The Borrower has advised the lenders under the Prior Agreement and the other Creditors that Defaults have occurred under clause (e) of Article VIII of the Prior Agreement as a result of the failure of the Borrower to comply with Section 5.11 of the Prior Agreement and Section 4.04 of the
Intercreditor Agreement with respect to the creation of its new subsidiary named Acxiom UWS, Ltd. (the "Existing
Default").  Each party hereto that is a "Lender" under the Prior Agreement hereby waives the Existing Default and agrees not to exercise any rights or remedies available as a result of the occurrence thereof.  To induce such parties to agree to the terms of this Section 2.22 , Borrower and the Guarantors (by their execution below) agree that the waiver specifically described herein shall not constitute and shall not be deemed a waiver of any other
Default, whether arising as a result of the further violation of Section 5.11 of the Prior Agreement or this
Agreement, Section 4.04 of the Intercreditor Agreement or otherwise, or a waiver of any rights or remedies arising as a result of such other Defaults.  The failure to comply with the Section 5.11 of this Agreement or
Section 4.04 of the Intercreditor Agreement for any date other than as specifically described in the definition of Existing Default shall constitute an Event of Default.

ARTICLE III.

Representations and Warranties

         The Borrower represents and warrants to the Lenders that:

SECTION 3.01.     Organization; Powers.  Each of the Borrower and each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.02.     Authorization; Enforceability.  The Loan Documents to be entered into by the Borrower and each
Guarantor are within their respective corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action.  This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which the Borrower or any of the Guarantors is to be a party, when executed and delivered, will constitute, a legal, valid and binding obligation of, the Borrower or such Guarantor
(as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03.     Governmental Approvals; No Conflicts.  The execution, performance and delivery of the Loan
Documents by the Borrower and the Guarantors (a) do not require any consent or approval of, registration or filing with (other than the inclusion of this Agreement as an exhibit to routine filings under the Securities
Exchange Act of 1934), or any other action by, any Governmental Authority, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of the
Subsidiaries or any order of any Governmental Authority, (c) will not violate in any material respect or result in a material default under any indenture, agreement or other instrument (including the May & Speh Note
Documents, the Subordinated Debt Documents, the Senior Note Documents, the Synthetic Airplane Lease Facility, the
Synthetic Equipment Lease Facility and the Synthetic Real Property Lease) binding upon the Borrower or any of the
Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of the Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the
Borrower or any of the Subsidiaries.

SECTION 3.04.     Financial Condition; No Material Adverse Change.

(a)      The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended March 31, 2001 reported on by independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2001, certified by its chief financial officer.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and the
Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b)      Except: (i) as disclosed in the financial statements referred to above or the notes thereto, (ii) for the Disclosed Matters and (iii) for the Indebtedness incurred pursuant to the Subordinated Debt Documents, none of the Borrower or the Subsidiaries has, as of the Effective Date, any contingent liabilities, unusual long-term commitments or unrealized losses which could reasonably be expected to result in a Material Adverse Effect.

(c)      Except for the Disclosed Matters, since September 30, 2001 there has been no material adverse change in the business, assets, operations or financial condition of the Borrower and the Subsidiaries, taken as a whole.

SECTION 3.05.     Properties.

(a)      Each of the Borrower and the Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business (including its Collateral), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes free and clear of all Liens other than Permitted Encumbrances and Liens permitted by clauses (ii) through (v) of Section 6.02;

(b)      Each of the Borrower and the Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

(c)      As of the Effective Date, neither the Borrower nor any of the Subsidiaries has received notice of, or has knowledge of, any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any other real property owned by it or any sale or disposition thereof in lieu of condemnation.  Neither any such real property nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase such real property or interest therein.

SECTION 3.06.     Litigation and Environmental Matters.

(a)      There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of the
Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse
Effect or (ii) that involve any of the Loan Documents, the Subordinated Debt Documents, the Synthetic Airplane
Lease Facility, the Synthetic Equipment Lease Facility or the Synthetic Real Property Lease.

(b)      Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any
Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or
(iv) knows of any basis for any Environmental Liability.

(c)      The Disclosed Matters, individually or in the aggregate, could not reasonably be expected to result in a
Material Adverse Effect.  Since the date of this Agreement, there has been no change in the status of the
Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

SECTION 3.07.     Compliance with Laws and Agreements.  Each of the Borrower and the Subsidiaries is in
compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse
Effect.  No Default has occurred and is continuing.

SECTION 3.08.     Investment and Holding Company Status.  Neither the Borrower nor any of the Subsidiaries is
(a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or
(b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of
1935.

SECTION 3.09.     Taxes.  Each of the Borrower and the Subsidiaries has timely filed or caused to be filed all
Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10.     ERISA.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.  The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards
No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5,000,000 of the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of
Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5,000,000 of the fair market value of the assets of all such underfunded Plans.

SECTION 3.11.     Disclosure.  The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which the Borrower or any of the Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a
Material Adverse Effect.  No reports, financial statements, certificates or other information (including the preliminary and final Offering Memorandum delivered in connection with the sale of the Subordinated Debt)
furnished by or on behalf of the Borrower to the Agent or any Lender in connection with the negotiation of this
Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

SECTION 3.12.     Subsidiaries.  As of January 28, 2002, Borrower has no Subsidiaries other than those listed on
Schedule 3.12 hereto.  As of January 28, 2002, Schedule 3.12 sets forth the jurisdiction of incorporation or organization of each such Subsidiary, the percentage of Borrower's ownership of the outstanding Equity Interests of each Subsidiary directly owned by Borrower, the percentage of each Subsidiary's ownership of the outstanding
Equity Interests of each other Subsidiary and the authorized, issued and outstanding Equity Interests of each
Subsidiary.  All of the outstanding Equity Interests of each Subsidiary has been validly issued, are fully paid, and nonassessable.  Except as permitted to be issued or created pursuant to the terms hereof or as reflected on
Schedule 3.12, there are no outstanding subscriptions, options, warrants, calls, or rights (including preemptive rights) to acquire, and no outstanding securities or instruments convertible into any Equity Interests of the
Borrower or any Subsidiary.

SECTION 3.13.     Insurance.  Each of the Borrower and the Subsidiaries maintain with financially sound and reputable insurers, insurance with respect to its properties and business against such casualties and contingencies and in such amounts as are usually carried by businesses engaged in similar activities as the
Borrower and the Subsidiaries and located in similar geographic areas in which the Borrower and the Subsidiaries operate.

SECTION 3.14.     Labor Matters.  As of the Effective Date, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened.  The hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor
Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters in any material respect.  All material amounts due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary.

SECTION 3.15.     Solvency.  Immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of Borrower and each Guarantor, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of Borrower and each Guarantor will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) Borrower and each Guarantor will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) Borrower and each Guarantor will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date.  As used in this Section 3.15, the term "fair value" means the amount at which the applicable assets would change hands between a willing buyer and a willing seller within a reasonable time, each having reasonable knowledge of the relevant facts, neither being under any compulsion to act, with equity to both and "present fair saleable value" means the amount that may be realized if the applicable company's aggregate assets are sold with reasonable promptness in an arm's length transaction under present conditions for the sale of a comparable business enterprises.

SECTION 3.16.     Margin Securities.  Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations U or X of the Board of Governors of the Federal Reserve System), and,
except for the repurchases of the Borrower's capital stock in accordance with the limitations in Section 5.10 and
Section 6.08, no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

SECTION 3.17.     Senior Indebtedness.  The Indebtedness under this Agreement and the other Loan Documents constitutes "Senior Indebtedness" and "Designated Senior Indebtedness" under and as defined in the Subordinated
Debt Documents.

ARTICLE IV.

Conditions

SECTION 4.01.     Effective Date.  The obligations to consummate the amendment and restatement of the Prior
Agreement as herein contemplated and the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02) all of which must occur on or prior to
February 15, 2002 (provided that notwithstanding the conditions in this Section 4.01, the consents and waivers set forth in Sections 2.20 through 2.22 of this Agreement shall be effective when the required lenders under the
Prior Agreement shall have executed this Agreement if no Default then exists):

(a)      The Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this
Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)      The Agent shall have received a favorable written opinion (addressed to the Agent and the Lenders and dated the Effective Date) of counsel for the Borrower, substantially in the form of Exhibit B, and covering such other matters relating to the Borrower, the Guarantor or the Loan Documents as the Agent shall reasonably request.  The Borrower hereby requests such counsel to deliver such opinions.

(c)      The Agent shall have received such documents and certificates as the Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower and each Guarantor, the power and authority of Borrower and each Guarantor to execute, deliver and perform the Loan Documents to which each is a party and any other legal matters relating to the Borrower, any Guarantor or the Loan Documents, all in form and substance satisfactory to the Agent and its counsel.

(d)      The Agent, JP Morgan Securities Inc. and Banc America Securities LLC shall have received all fees and other amounts due and payable on or prior to the Effective Date, including with respect to the Agent and JP
Morgan Securities Inc. only, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses
(including fees, charges and disbursements of counsel) required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

(e)      The Agent shall have received the Subordinated Debt Documents which must be form and substance acceptable to the Required Lenders and evidence that the Borrower shall have received the gross cash proceeds for the issuance of the Subordinated Debt in an amount not less than $150,000,000.

(f)      The Borrower shall have provided notice of prepayment in full of the Senior Notes to the holders thereof in accordance with the Senior Note Documents or shall have caused the issuer of the letter of credit securing the payment of the Senior Notes to send notice of the cancellation of the Senior Notes to the beneficiary thereof.

(g)      The "Required Creditors" under the Intercreditor Agreement shall have consented to the application of the proceeds of the Subordinated Debt Documents as described in Section 2.21 and the Agent, the Collateral Agent
and Bank of America, N.A. as agent under the Synthetic Real Property Lease shall have executed and delivered that certain First Amendment to Intercreditor Agreement in the form attached hereto as Exhibit C.

(h)      The Agent shall have received an amendment or other modification to the Synthetic Real Property Lease documentation in form and substance acceptable to the Required Lenders, which shall, among other things, (i)
permit the Subordinated Debt and the application of the proceeds thereof as contemplated by Section 2.21 hereof and (ii) incorporate the covenants set forth herein in substitution for the covenants under the Prior Agreement previously substituted therein.

(i)      The Agent shall have received an amendment or other modification to the Term Loan Agreement in form and substance acceptable to the Required Lenders, which shall, among other things, (i) permit the Subordinated Debt and the application of the proceeds thereof as contemplated by Section 2.21 hereof and (ii) modify the covenants set forth therein so they are the same as the covenants set forth herein.

(j)      The Agent shall have received payment of an amount equal to all unpaid interest  and fees accrued under the Prior Agreement to the Effective Date, together with all other fees, expenses and other charges outstanding thereunder including amounts due under Section 2.15 of the Prior Agreement as a result of the termination of the
Interest Periods thereunder on the Effective Date.

(k)      Each Exiting Lender shall have received all amounts owed to it under the Prior Agreement.

(l)      The Borrower shall have made a payment to the Agent and the Lenders so that the principal amount of outstanding Loans will not exceed the Revolving Commitment under this Agreement.

(m)      The representations and warranties of the Borrower and the Guarantors set forth in the Loan Documents shall be true and correct in all material respects.

(n)      No Default shall have occurred and be continuing.

The borrowing under the Subordinated Debt shall be deemed to constitute a representation and warranty by the
Borrower that on the Effective Date the conditions specified in paragraphs (m) and (n) of this Section 4.01 have been satisfied.  The Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

SECTION 4.02.     Each Credit Event.  The obligations of each Lender to make a Loan on the occasion of any
Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(a)      The representations and warranties of the Borrower and the Guarantors set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

(b)      At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V.

Affirmative Covenants

         Until the Revolving Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01.     Financial Statements and Other Information.  The Borrower will furnish to the Agent and each
Lender:

(a)      within 90 days after the end of each fiscal year of the Borrower, (i) its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied and (ii) the Borrower's unaudited consolidating balance sheet and related statement of operations as of the end of and for such year, both certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and the Subsidiaries on a consolidating basis in accordance with GAAP consistently applied;

(b)      within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the
Borrower, its unaudited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year and its unaudited consolidating balance sheet and statement of operations for the same period, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and the Subsidiaries on a consolidated and consolidating basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)      concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a
Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto,
(ii) setting forth reasonably detailed calculations demonstrating compliance with Article VII, (iii) setting forth reasonably detailed calculations demonstrating the calculation of the Applicable Rate, and (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the Borrower's audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d)      concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

(e)      at least 45 days prior to the commencement of each fiscal year of the Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;

(f)      promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange
Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; and

(g)      promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan
Document, as the Agent or any Lender may reasonably request.

SECTION 5.02.     Notices of Material Events.  The Borrower will furnish to the Agent and each Lender prompt written notice of the following:

(a)      the occurrence of any Default;

(b)      the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental
Authority against or affecting, the Borrower or any Subsidiary thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)      the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Subsidiaries in an aggregate amount exceeding $5,000,000; and

(d)      any other development that results in, or could reasonably be expected to result in, a Material Adverse
Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03.     Existence; Conduct of Business.  The Borrower will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.  The Borrower will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business in such a manner so that no Material Adverse Effect will result.

SECTION 5.04.     Payment of Obligations.  The Borrower will, and will cause each of the Subsidiaries to, pay its
Indebtedness and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05.     Maintenance of Properties.  The Borrower will, and will cause each of the Significant
Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

SECTION 5.06.     Insurance.  The Borrower will, and will cause each of the Subsidiaries to, maintain, with financially sound and reputable insurance companies, insurance with respect to its properties and business against such casualties and contingencies and in such amounts as shall be in accordance with the general practices of businesses engaged in similar activities as the Borrower and the Subsidiaries and in similar geographic areas in which the Borrower and the Subsidiaries operate, containing such terms, in such forms and for such periods as may be reasonable and prudent.  The Borrower will furnish to the Lenders, upon request of the
Agent, information in reasonable detail as to the insurance so maintained.

SECTION 5.07.     Casualty and Condemnation.  The Borrower will furnish to the Agent and the Lenders prompt written notice of any casualty or other insured damage to any portion of any property owned by the Borrower or any Subsidiary or the commencement of any action or proceeding for the taking of any such property or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding that in any case could have a Material Adverse Effect.

SECTION 5.08.     Books and Records; Inspection and Audit Rights.  The Borrower will, and will cause each of the
Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of the Subsidiaries to, permit any representatives designated by the Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

SECTION 5.09.     Compliance with Laws.  The Borrower will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property
(including, without limitation, Environmental Laws), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.10.     Use of Proceeds and Letters of Credit.  The proceeds of the Loans and Swingline Loans will be used only for working capital, the repayment of Indebtedness to the extent permitted or otherwise not restricted hereunder and other general corporate needs of the Borrower; provided that Borrower will not use proceeds of any
Loan to make any payments under the Synthetic Real Property Lease for the purpose of acquiring, constructing or improving any "Property" (as such term is defined in the Synthetic Real Property Lease), provided further, that nothing in this Section 5.10 shall prevent the Borrower from making regularly scheduled lease payments under the
Synthetic Real Property Lease.  No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.
Letters of Credit will be issued only to support the general corporate needs of the Borrower and the Subsidiaries.

SECTION 5.11.     Additional Subsidiaries; Additional Guarantors.  If any additional Subsidiary is formed or acquired after January 28, 2002 and if such Subsidiary is a Domestic Subsidiary, the Borrower will notify the
Agent and the Lenders thereof and the Borrower will cause such Subsidiary to become a party to the Subsidiary
Guaranty.  Borrower will and will cause the Subsidiaries (including the new Subsidiary formed or acquired), to comply with its obligations under the Intercreditor Agreement and Security Agreement arising in connection with any such formation or acquisition within three Business Days after such Subsidiary is formed or acquired.

SECTION 5.12.     Further Assurances.  The Borrower will execute, and will cause each Guarantor to execute, any and all further documents, agreements and instruments, and take all such further actions, which may be required under any applicable law, or which either the Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents all at the expense of the Borrower.

SECTION 5.13.     Compliance with Agreements.  The Borrower will, and will cause each Subsidiary to, comply with all agreements, contracts, and instruments binding on it or affecting its properties or business other than such noncompliance which is not reasonably expected to have a Material Adverse Effect.

SECTION 5.14.     Application of the Proceeds of the Subordinated Debt.  The Borrower agrees to promptly apply the Net Proceeds of the Subordinated Debt to the following, notwithstanding anything in Section 4.02 of the
Intercreditor Agreement or in Section 2.08(e) of the Prior Agreement to the contrary:  (i) either (a) the prepayment in full of the Senior Notes or (b) the reimbursement of the issuer of the letter of credit supporting the payment of the Senior Notes for a draw thereunder of all amounts owed in respect of the Senior Notes; (ii)
the redemption or repurchase in full of the May & Speh Notes on or before April 10, 2002 if such notes have not been previously converted by the holders thereof in accordance with their terms; and (iii) the prepayment of the outstanding amount of the Revolving Loans to the extent necessary to cause the outstanding Revolving Loans to not exceed the Revolving Commitments hereunder.  In furtherance of this Section 5.14, the Borrower agrees to provide the Trustee under the May & Speh Note Documents and the holders of the Indebtedness evidenced thereby with the notices of redemption required under the May & Speh Note Documents on or before February 15, 2002.  In the event that the holders of the May & Speh Notes elect to convert the May & Speh Notes to Equity Interest in the Borrower,
then the proceeds of the Subordinated Debt which would have been used to redeem such notes shall be applied to prepay the Revolving Loans without any reduction of the Revolving Commitments.

ARTICLE VI.

Negative Covenants

         Until the  Revolving  Commitments  have expired or  terminated  and the  principal of and interest on each
Loan and all fees payable  hereunder  have been paid in full and all Letters of Credit have  expired or  terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01.     Indebtedness; Certain Equity Securities.

(a)      The Borrower will not, and will not permit any  Subsidiary to,  create,  incur,  assume or permit to exist any Indebtedness, except:

(i)      Indebtedness created under the Loan Documents and the Subordinated Debt Documents;

(ii)     Indebtedness  existing on January 28, 2002 and set forth in  Schedule 6.01  and  extensions,  renewals and replacements of any such  Indebtedness  that do not increase the outstanding  principal amount thereof or result in an earlier  maturity date or decreased  weighted average life thereof;  provided that the Indebtedness  outstanding under or in respect of the Senior  Notes,  the letter of credit  securing  the  payment  thereof and the May & Speh
Notes is not permitted after May 31, 2002;

(iii)    Indebtedness  owed by a  Subsidiary  to  Borrower  or owed  by a  Subsidiary  to its  parent  incurred  in accordance with the restrictions set forth in  Section 6.04;  provided that (A) the  obligations of each obligor of such  Indebtedness  must be  subordinated  in right of  payment  to any  liability  such  obligor  may have for the obligations  arising  hereunder  from and after such time as any portion of the  obligations  arising  hereunder or under any other Loan  Documents  shall  become due and payable  (whether at stated  maturity,  by  acceleration  or otherwise),  (B) such  Indebtedness  must be  incurred  in the  ordinary  course of business or incurred to finance general  corporate needs,  (C) such  Indebtedness  must be provided on terms customary for intercompany  borrowings among the  Borrower  and the  Subsidiaries  or must be made on such  other  terms and  provisions  as the Agent may reasonably  require;  and  (D) the  sum  of  the  aggregate  outstanding  amount  of the  obligations  of  Excluded
Subsidiaries  guaranteed  pursuant to clause  (iv) below  plus the aggregate  outstanding  principal  amount of the loans and  advances  made to  Excluded  Subsidiaries  by Borrower  and the  Subsidiaries  (such sum the  "Excluded
Subsidiary  Loan and Guaranty  Amount")  shall not at any time exceed the Dollar Amount equal to  $20,000,000  (the
"Excluded Subsidiary Loan and Guaranty Limit");

(iv)     Guarantees  by the  Borrower  or a  Subsidiary  of  (A) Indebtedness  of any of its  wholly  owned  direct
Subsidiaries;  (B) trade  accounts  payable owed by any of its wholly owned direct  Subsidiaries and arising in the ordinary course of business or  (C) operating  leases of any of its wholly owned direct  Subsidiaries  entered into in the ordinary  course of  business;  provided  that:  (1) the  Indebtedness  guaranteed  is  otherwise  permitted hereunder;  (2) no Default exists or would result from such  Guarantee;  and (3) the  Excluded  Subsidiary Loan and
Guaranty Amount shall not exceed the Excluded Subsidiary Loan and Guaranty Limit;

(v)      Guaranties  incurred  in the  ordinary  course of  business  with  respect  to surety  and  appeal  bonds, performance  and  return-of-money  bonds,  and other similar  obligations  not exceeding at any time  outstanding a
Dollar Amount equal to $5,000,000 in aggregate liability;

(vi)     Indebtedness  constituting  obligations to reimburse worker's compensation  insurance companies for claims paid by such companies on Borrower's or a  Subsidiaries'  behalf in accordance with the policies issued to Borrower and the Subsidiaries;

(vii)    Indebtedness  arising in  connection  with  Hedging  Agreements  entered  into in the  ordinary  course of business to enable  Borrower or a Subsidiary  (a) to  limit the market risk of holding  currency in either the cash or futures market or (b) to fix or limit Borrower's or any Subsidiaries' interest expense;

(viii)   The  obligations  arising under the Synthetic Real Property Lease,  the Synthetic  Airplane Lease Facility
and the Synthetic Equipment Lease Facility provided,  however,  notwithstanding  anything to the contrary herein or in the letter dated  September 22,  2000  consenting to the Synthetic Real Property  Lease,  the amount of fundings for  construction  after  August 14,  2001 under the Synthetic  Real  Property  Lease  (excluding  any fundings for construction  under the Synthetic  Real Property  Lease prior to  August 14,  2001) shall not, at any time,  exceed
$26,000,000 in aggregate amount;

(ix)     Indebtedness  arising in connection with preferred  Equity  Interest  permitted to be issued in accordance with Section 6.01(b);

(x)      Indebtedness  for  borrowed  money  not  otherwise  permitted  under  this  Section 6.01  of any  Excluded
Subsidiary  provided that the aggregate  outstanding  amount of all such Indebtedness  shall not at any time exceed the Dollar Amount equal to $5,000,000;

(xi)     Indebtedness arising as a result of the licensing of software by the Borrower and the Subsidiaries; and

(xii)    The  following  Indebtedness  which may only be created,  incurred,  assumed or  permitted  to exist if no
Default exists or would result therefrom:

(A)      Indebtedness  of the  Borrower or any  Subsidiary  incurred to finance the  acquisition,  construction  or improvement  of any fixed or capital assets (but  excluding the  acquisition of assets which  constitute a business unit of a Person),  including  Capital  Lease  Obligations  and any  Indebtedness  assumed in  connection  with the acquisition  of any such  assets or secured by a Lien on any such  assets  prior to the  acquisition  thereof,  and extensions,  renewals and  replacements of any such  Indebtedness  that do not increase the  outstanding  principal amount  thereof or result in an earlier  maturity date or decreased  weighted  average life thereof;  provided that
(1) such Indebtedness (other than any Indebtedness incurred in connection with any sale and leaseback  transactions permitted  hereby)  is  incurred  prior to or within 90 days  after  such  acquisition  or the  completion  of such construction or improvement;  (2) such  Indebtedness  does not exceed the amount of the purchase price or the costs of construction or improvement,  as the case may be, of the applicable  asset; and (3) after giving proforma effect to such  Indebtedness,  the Borrower shall be in compliance with  Section 7.02 as of the most recently ended fiscal quarter of Borrower;

(B)      Indebtedness  (including  Capital  Lease  Obligations)  of the Borrower  incurred to refinance  the Conway
Facility and extensions,  renewals and replacements of any such  Indebtedness  that do not increase the outstanding principal  amount  thereof or result in an earlier  maturity  date or  decreased  weighted  average  life  thereof;
provided that: (1)  the aggregate principal amount hereof does not exceed $45,000,000;  (2) such  Indebtedness does not exceed the appraised value of the Conway Facility;  (3) the maturity date of such  Indebtedness  does not occur prior to the Maturity  Date;  (4) after  giving  proforma  effect to such  Indebtedness,  the Borrower  shall be in compliance with  Section 7.02 as of the most recently ended fiscal quarter of Borrower;  and (5) the Borrower shall comply with Section 6.06 in connection with the Net Proceeds of such financing;

(C)      Indebtedness  of any Person  that  becomes a  Subsidiary  after the date  hereof or is merged with or into
Borrower or a Subsidiary in accordance with the permissions herein set forth;  provided that (1) such  Indebtedness exists at the time such Person becomes a Subsidiary or was so merged and is not created in  contemplation  of or in connection  with  such  Person  becoming  a  Subsidiary  or  merger;  (2) after  giving  proforma  effect  to  such
Indebtedness  and the EBITDAR of the Person who became a  Subsidiary,  the  Borrower  shall be in  compliance  with
Section 7.02 of the most recently ended fiscal quarter of Borrower;

(D)      Unsecured  Indebtedness of Borrower and of the Guarantors of the type described in clauses (a),  (b), (c),
(e), and (l) of the definition  thereof,  in addition to the Indebtedness  permitted by clauses (i) through (xi) of this  Section 6.01(a) and the foregoing  clauses (A) (B) and (C); provided that after giving proforma effect to the
Indebtedness  incurred under the  permissions  of this  clause (xii)(D),  the Borrower shall be in compliance  with
Section 7.02  as of the most  recently  ended  fiscal  quarter of  Borrower  and no Default  shall  exist as result therefrom.

(b)      The  Borrower  will not,  nor will they  permit any  Subsidiary  to,  issue any  preferred  stock or other preferred Equity  Interests except for the preferred Equity Interest set forth in Schedule 6.01  and except for the issuance  of  preferred  Equity  Interests  by the  Subsidiaries  as long  as the  aggregate  amount  to be paid in connection with the redemption of such preferred  Equity  Interests issued after the Effective Date does not exceed a Dollar Amount equal to $5,000,000 and no mandatory  redemption of such preferred  Equity Interest is due prior to the Maturity Date first established under the terms of this Agreement.

SECTION 6.02.     Liens.  The Borrower will not, and will not permit any Subsidiary to,  create,  incur,  assume or permit to exist any Lien on any  property  or asset now owned or  hereafter  acquired  by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(i)      Permitted  Encumbrances  and Liens created by the Security  Agreement,  the Mortgages,  the  Intercreditor
Agreement and the other Loan Documents;

(ii)     Any Lien on any property or asset of the Borrower or any  Subsidiary  existing on January 28, 2002 and set forth in  Schedule 6.02;  provided  that  (i) such  Lien  shall  not apply to any  other  property  or asset of the
Borrower or any  Subsidiary  and (ii) such  Lien shall secure only those  obligations  which it secures on the date hereof and extensions,  renewals and  replacements  thereof that do not increase the outstanding  principal  amount thereof;

(iii)    Liens  created in  connection  with the  Synthetic  Real Property  Lease,  the  Synthetic  Airplane  Lease
Facility and the Synthetic  Equipment Lease Facility on property  leased pursuant to the applicable  related leases as long as such Liens do not encumber any other property of the Borrower or any Subsidiary;

(iv)     Liens  encumbering  the  property  of an  Excluded  Subsidiary  securing  Indebtedness  of  such  Excluded
Subsidiary incurred in accordance with the permissions of Section 6.01(a)(x);

(v)      The  following  Liens which may only be created,  incurred,  assumed or  permitted  to exist if no Default exists or would result therefrom:

(A)      Any Lien  existing  on any  property  or asset  prior to the  acquisition  thereof by the  Borrower or any
Subsidiary  or existing on any property or asset of any Person that  becomes a Subsidiary  after the date hereof in accordance  with  Section 6.04  prior to the time such Person becomes a Subsidiary;  provided that (1) such Lien is not created in  contemplation  of or in connection with such  acquisition or such Person becoming a Subsidiary,  as the case may be,  (2) such Lien shall not apply to any other property or assets of the Borrower or any  Subsidiary,
(3) such  Lien shall secure only those  obligations  which it secures on the date of such  acquisition  or the date such Person becomes a Subsidiary,  as the case may be and  extensions,  renewals and  replacements  thereof that do not increase the  outstanding  principal  amount  thereof;  and (D) the  Indebtedness  secured thereby is otherwise permitted by Section 6.01;

(B)      Liens on fixed or capital  assets (but  excluding  assets  which  constitute  a business  unit)  acquired, constructed  or improved by the Borrower or any  Subsidiary;  provided  that  (1) such  security  interests  secure
Indebtedness  permitted by  clause (xii)(A)  of  Section 6.01(a),  (2) with respect to all transactions  other than sale and leaseback  transactions  permitted hereby,  such security  interests and the Indebtedness  secured thereby are  incurred  prior to or  within 90 days  after  such  acquisition  or the  completion  of such  construction  or improvement,  (3) the  Indebtedness  secured  thereby  does not  exceed  the  cost of  acquiring,  constructing  or improving such fixed or capital  assets and (4) such  security  interests  shall not apply to any other property or assets of the Borrower or any Subsidiary; and

(C)      Consensual  Liens on the Conway  Facility;  provided  that such Liens  secure  Indebtedness  permitted  by clause (xii)(B) of Section 6.01(a).

SECTION 6.03.     Fundamental Changes.

(a)      The Borrower  will not, nor will it permit any  Subsidiary  to, merge into or  consolidate  with any other
Person,  or permit any other Person to merge into or  consolidate  with it, or liquidate or dissolve,  except that, if at the time thereof and  immediately  after giving  effect  thereto no Default shall exist:  (i) any  Subsidiary may merge  into the  Borrower  in a  transaction  in which the  Borrower  is the  surviving  corporation,  (ii) any
Subsidiary  may  merge  into or  consolidate  with  any  other  Subsidiary  if the  surviving  Person  assumes  the obligations of the applicable  Subsidiary  under the Loan Documents,  if any, and is solvent as contemplated  under
Section 3.15  hereunder after giving effect to such merger or consolidation,  except that a Significant  Subsidiary that is a  Domestic  Subsidiary  may not be  merged  into or  consolidated  with a  Foreign  Subsidiary;  (iii) any
Excluded  Subsidiary  may  liquidate  or  dissolve  if its assets are  transferred  to  Borrower  or a  Significant
Subsidiary  and the  Borrower  determines  in good  faith  that  such  liquidation  or  dissolution  is in the best interests  of  the  Borrower  and is not  materially  disadvantageous  to the  Lenders;  and  (iv) Borrower  or any
Subsidiary  may  consolidate  with or merge with any other Person in connection  with an  acquisition  permitted by
Section 6.04.

(b)      The Borrower will not, and will not permit any of the  Subsidiaries  to, engage to any material  extent in any business  other than  businesses  of the type  conducted by the  Borrower and the  Subsidiaries  on the date of execution of this Agreement and businesses reasonably related thereto.

SECTION 6.04.     Investments,  Loans,  Advances,  Guarantees  and  Acquisitions.  The Borrower  will not, and will not permit  any of the  Subsidiaries  to,  purchase,  hold or  acquire  any Equity  Interests  in or  evidences  of indebtedness  or other  securities  (including any option,  warrant or other right to acquire any of the foregoing)
of, make or permit to exist any loans or advances  to,  Guarantee  any  obligations  of, or make or permit to exist any investment or any other  interest in, any other Person,  or purchase or otherwise  acquire (in one  transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

(a)      Permitted Investments;

(b)      Investments, loans and advances existing on January 28, 2002 and set forth on Schedule 6.04;

(c)      Loans and advances to employees for business expenses incurred in the ordinary course of business;

(d)      Loans and advances by Borrower or any  Subsidiary to any of the  Guarantors  made in  accordance  with the restrictions  set forth in  Section 6.01;  provided  that, at the time any such loan or advance is made, no Default exists or would result therefrom;

(e)      Loans and advances by Borrower or any Subsidiary to any of its directly owned Excluded  Subsidiaries  made in accordance with the restrictions  set forth in  Section 6.01;  provided that, at the time of any such advance or loan, no Default exists or would result  therefrom and at no time shall the Excluded  Subsidiary  Loan and Guaranty
Amount exceed the Excluded Subsidiary Loan and Guaranty Limit;

(f)      If no Default  exists,  Borrower  and the  Subsidiaries  may make  additional  investments  in or purchase
Equity  Interest of a wholly  owned  Subsidiary  or a newly  created  Person  organized by Borrower or a Subsidiary that,  immediately  after such investment or purchase,  will be a wholly owned Subsidiary if the obligations  under
Section 5.11  shall be fulfilled and the aggregate  amount of such  contributions  and  investments  made under the permissions  of this  clause (f)  does not exceed a Dollar Amount equal to $100,000  during the entire term of this
Agreement;

(g)      Investments  by Foreign  Subsidiaries  which are held or made  outside  the  United  States of the same or similar quality as the Permitted Investments;

(h)      The Borrower or any Subsidiary (the "Acquiring  Company") may acquire assets  constituting a business unit
of  any  Subsidiary  (a  "Transferring   Subsidiary")  if  the  Acquiring  Company  assumes  all  the  Transferring
Subsidiary's  liabilities,  including without limitation,  all liabilities of the Transferring Subsidiary under the
Loan  Documents  to which it is a party and if all of the capital  stock of the  Transferring  Subsidiary  is owned directly or indirectly by the Acquiring Company (and,  following such assignment and assumption,  such Transferring
Subsidiary  may wind up,  dissolve  and  liquidate)  except  that no Foreign  Subsidiary  may  acquire  assets of a
Domestic Subsidiary in such a transaction;

(i)      If no Default  exists or would result  therefrom,  Borrower and any  Subsidiary may acquire all the Equity
Interest of any Person or the assets of a Person constituting a business unit if:

(i)      The Target is involved in a similar type of business activities as the Borrower or the Subsidiary;

(ii)     If the  proposed  acquisition  is an  acquisition  of the  stock  of a  Target,  the  acquisition  will be structured  so that  the  Target  will  become  a  Subsidiary  wholly  and  directly  owned  by  Borrower  or will, simultaneously  with the  acquisition  be merged into Borrower or a Subsidiary.  If the proposed  acquisition is an acquisition  of a business  unit, the  acquisition  will be structured so that Borrower or a Subsidiary  wholly and directly owned by Borrower will acquire the business unit;

(iii)    The cash portion of the Purchase  Price for the proposed  acquisition  in question  together with the cash portion of the  Purchase  Prices paid for all  acquisitions  consummated  in the same fiscal year does not exceed a
Dollar  Amount  equal to the  greater  of (A)  $40,000,000  or (B)  twenty-five  percent  (25%) of the total of the following (i.e.,  ebitda),  each calculated for Borrower without  duplication on a consolidated  basis for the most recently  completed  four fiscal  quarter period prior to the date of  determination:  (a) Consolidated  Net Income
(as defined in Section  7.01);  plus (b) any  provision  for (or less any benefit  from) income or franchise  taxes included in determining  Consolidated  Net Income;  plus  (c) interest  expense  (including the interest portion of
Capital  Lease  Obligations)   deducted  in  determining   Consolidated  Net  Income;  plus   (d) amortization  and
depreciation expense deducted in determining Consolidated Net Income;

(iv)     Borrower  shall have  provided  to the Agent and each  Lender at least 7  Business  Days prior to the date that the proposed  acquisition is to be  consummated  (but no earlier than 10 Business Days prior to such date) the following:  (a) the  name of the  Target;  (b) a  description  of the nature of the  Target's  business;  and (c) a certificate of a Financial  Officer of the Borrower  (1) certifying  that no Default exists or could  reasonably be expected to occur as a result of the proposed acquisition,  and (2) demonstrating  compliance with the criteria set forth  in  clause (iii)  of  this  Section 6.04(i)  and  that  both  as of the  date of any  such  acquisition  and immediately  following such  acquisition the Borrower is and on a pro forma basis projects that it will continue to be, in compliance with the financial covenants of this Agreement;

(v)      Such  acquisition  has  been:  (i) in  the  event  a  corporation  or its  assets  is the  Target,  either
(x) approved by the Board of Directors of the corporation which is the Target, or  (y) recommended by such Board of
Directors  to the  shareholders  of such  Target,  (ii) in the event a  partnership  is the  Target,  approved by a majority (by  percentage  of voting  power) of the partners of the Target,  (iii) in the event an  organization  or entity other than a  corporation  or  partnership  is the Target,  approved by a majority (by  percentage of voting power) of the governing  body, if any, or by a majority (by percentage of ownership  interest) of the owners of the
Target or (iv) in the event the  corporation,  partnership or other  organization  or entity which is the Target is in bankruptcy, approved by the bankruptcy court or another court of competent jurisdiction;

(j)      Guarantees constituting Indebtedness permitted by Section 6.01;

(k)      Investments  received in connection with the bankruptcy or reorganization  of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business; and

(l)      In  addition  to the  investments,  loans  and  advances  permitted  by  clauses (a)  through  (k) of this
Section 6.04,  investments  in Equity  Interests  issued by, and loans and advances to,  Persons  having an ongoing business  similar to or consistent  with the  Borrower's  line of business;  provided that the sum of the aggregate book value of all such investments plus the aggregate  outstanding  principal amount of all such loans and advances shall  never  exceed a Dollar  Amount  equal to the greater of (i)  $30,000,000  or (ii)  twelve  percent  (12%) of
Consolidated Tangible Net Worth (as defined in Section 7.01) calculated as of the date of determination.

SECTION 6.05.     Asset  Sales;  Equity  Issuances.  The  Borrower  will  not,  and  will  not  permit  any  of the
Subsidiaries to, sell,  transfer,  lease or otherwise dispose of any asset,  including any Equity Interest owned by it,  nor will the  Borrower  permit  any of the  Subsidiaries  to issue  any  additional  Equity  Interest  in such
Subsidiary, except:

(a)      sales of  inventory,  used or surplus  equipment  and  Permitted  Investments  in the  ordinary  course of business and the sale, lease or sublease of equipment to customers in the ordinary course of business;

(b)      sales, transfers and dispositions to the Borrower or a Subsidiary in accordance with Section 6.04;

(c)      a  Subsidiary  may sell  preferred  Equity  Interest  issued by such  Subsidiary  in  accordance  with the limitations set forth in Section 6.01(b); and

(d)      sales,  transfers  and other  dispositions  of assets that are not  permitted  by any other clause of this
Section 6.05 (such other sales,  transfers and other dispositions  herein the  "Dispositions");  if: (1) no Default exists or would result therefrom and (2) after giving effect to such  Disposition,  the aggregate book value of all such assets  sold,  transferred  or  otherwise  disposed of since  January 28, 2002 under the  permissions  of this clause (d)  would not exceed a Dollar Amount equal to the greater of (i)  $45,000,000  or (ii) twelve percent (12%)
of the Accumulated Asset Value,  calculated as of the date of the Disposition.  Notwithstanding the foregoing,  the
Borrower  may make a  Disposition  and the book value of the assets  shall not be  required  to be  included in the foregoing  computation if (1) such  Disposition is pursuant to the Synthetic  Equipment Lease  Facility,  Synthetic
Real Property Lease or another sale and leaseback  transaction  permitted under  Section 6.06  or (2) the  Borrower shall,  within  180 days after  such  Disposition  invest the Net  Proceeds  thereof in  Collateral  for use in the business of the Borrower and the Subsidiaries;

provided that all sales,  transfers,  leases and other dispositions permitted hereby (other than those permitted by clause (b)  above) shall be made for fair value. For the purposes of this Section 6.05,  "Accumulated  Asset Value"
means,  as of the date of  determination,  the sum of the Asset Value (as  defined in Section  7.04) as of December
31, 2001 plus (b) the  increases (or minus the  decreases) in the Asset Value since  December 31, 2001 as reflected in the  Borrower's  consolidated  balance sheet for each completed  calendar year occurring  subsequent to December
31, 2001 prior to the date of determination.

SECTION 6.06.     Sale and Leaseback  Transactions;  Conway  Facility  Agreements.  The Borrower will not, and will not permit any of the Subsidiaries to, enter into any  arrangement,  directly or indirectly,  whereby it shall sell or transfer  any  property,  real or personal,  used or useful in its  business,  whether now owned or  hereinafter acquired,  and thereafter  rent or lease such property or other  property that it intends to use for  substantially the same  purpose  or  purposes  as the  property  sold or  transferred,  except  for any such sale of any fixed or capital  assets  that is made for cash  consideration  in an amount not less than the cost of such fixed or capital asset and the lease thereof pursuant to:

(i)      the Synthetic  Equipment Lease  Facility,  the Synthetic  Airplane Lease  Facility,  or the Synthetic Real
Property Lease or

(ii)     any other lease otherwise permitted hereby if, after giving effect to any sale in connection with a lease permitted under clause (ii), the aggregate book value of all assets sold pursuant to the permissions of this Section 6.06 (excluding those assets sold under the Synthetic Equipment Lease Facility, the Synthetic
Airplane Lease Facility, or the Synthetic Real Property Lease) in any fiscal year does not exceed a Dollar Amount equal to the greater of (i) $25,000,000 or (ii) five percent (5%) of Asset Value (as defined in Section 7.04)
calculated as of the date of such sale.

Notwithstanding the foregoing, the book value of the Conway Facility shall not be required to be included in the foregoing computation in connection with the sale and lease back transaction contemplated therefor if the aggregate amount financed under the terms of such transaction does not exceed $45,000,000 and if fifty percent
(50%) of the Net Proceeds received in connection with the sale of such assets are treated by Borrower as Net
Proceeds from an asset disposition and applied as required by Section 4.02 of the Intercreditor Agreement.  If the Net Proceeds from such transaction are not used as "Net Proceeds" from an asset disposition as provided in the forgoing sentence, then fifty percent (50%) of the aggregate amount of the book value of such assets shall be required to be included in the computation required by the first sentence of this Section 6.06.  If the Borrower finances the Conway Facility in a transaction permitted by Section 6.01(a)(xii)(B) which does not include a sale and lease back, then fifty percent (50%) of the aggregate amount of the book value of the Conway Facility shall be included in the calculations under this Section 6.06 as if the Conway Facility had been sold in a sale and lease back transaction unless fifty percent (50%) of the Net Proceeds received in connection with such financing are treated by Borrower as Net Proceeds from an asset disposition and applied as required by Section 4.02 of the
Intercreditor Agreement.

SECTION 6.07.     Hedging Agreements.  The Borrower will not, and will not permit any of the Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business and the management of its liabilities.

SECTION 6.08.     Restricted Payments; Certain Payments of Indebtedness.

(a)      The Borrower will not, nor will it permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) Subsidiaries may declare and pay dividends ratably with respect to their capital stock, and
(ii) Subsidiaries may make payment in respect of preferred Equity Interest issued under the permissions of
Section 6.01(b) when such payments become due.

(b)      The Borrower will not, nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

(i)      payment of Indebtedness created under the Loan Documents;

(ii)     payment of regularly scheduled interest and principal payments as and when due in respect of any
Indebtedness, other than payments in respect of the Subordinated Debt prohibited by the subordination provisions thereof;

(iii)    refinancings of Indebtedness to the extent permitted by Section 6.01;

(iv)     payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(v)      Subsidiaries may make payment in respect of preferred Equity Interest issued under the permissions of
Section 6.01(b) when such payments become due; and

(vi)     prepayment in full of the Indebtedness evidenced by the Senior Notes and the redemption or repurchase
(and cancellation) in full of the Indebtedness evidenced by the May & Speh, Notes.

(c)      Neither the Borrower nor any Subsidiary shall enter into or be party to, or make any payment under, any
Synthetic Purchase Agreement unless (i) in the case of any Synthetic Purchase Agreement related to any Equity
Interest, (A) the payments required to be made thereunder are limited to the $1,000,000 and (B) the obligations of the Borrower and the Subsidiaries thereunder are subordinated to the Indebtedness and other obligations arising hereunder and under the other Loan Documents on terms satisfactory to the Required Lenders and (ii) in the case of any Synthetic Purchase Agreement related to any subordinated Indebtedness, (A) the payments required to be made thereunder are limited to the amount permitted under Section 6.08(b) of this Agreement and (B) the obligations of the Borrower and the Subsidiaries thereunder are subordinated to the Indebtedness and other obligations arising hereunder and under the other Loan Documents to at least the same extent as the subordinated
Indebtedness to which such Synthetic Purchase Agreement relates.  The Borrower shall promptly deliver to the
Agent a copy of any Synthetic Purchase Agreement to which it becomes party.

SECTION 6.09.     Transactions with Affiliates.  The Borrower will not, nor will it permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:
(a) transactions in the ordinary course of business that are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, and (b) any Restricted Payment permitted by Section 6.08.

SECTION 6.10.     Restrictive Agreements.  The Borrower will not, nor will it permit any  Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the
Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law, by any Loan Document or by any Subordinated Debt Document, (ii) the foregoing shall not apply to restrictions and conditions existing on
January 28, 2002 identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof.

SECTION 6.11.     Amendment of Organizational Documents.  The Borrower will not, nor will it permit any
Subsidiary to, amend, modify or waive any of its rights under its certificate of incorporation, by-laws or other organizational documents in a manner that would have a Material Adverse Affect.

SECTION 6.12.     Subordinated Debt Documents.  Borrower will not and will not permit any Subsidiaries to change or amend the terms of the Subordinated Debt Documents, if the effect of such amendment is to:  (a) increase the interest rate on the Subordinated Debt; (b) shorten the time of payments of principal or interest due under the
Subordinated Debt Documents; (c) change any event of default or any covenant to a materially more onerous or restrictive provision; (d) change the subordination provisions thereof (or the subordination terms of any guaranty thereof); (e) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holders of the Subordinated Debt in a manner materially adverse to Agent or any Lender as senior creditors or the interests of the Lenders under this
Agreement or any other Loan Document in any respect; or (f) in any manner amend any term of any Subordinated Debt
Document relating to the prohibition of the creation or assumption of any Lien upon the properties or assets of
Borrower or any Subsidiary or relating to the prohibition of creation, existence or effectiveness of any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to (i) pay dividends or make any other distribution; (ii) subject to subordination provisions, pay any Indebtedness owed to Borrower or any
Subsidiary; (iii) make loans or advances to Borrower or any Subsidiary; or (iv) transfer any of its property or assets to Borrower or any Subsidiary.

SECTION 6.13.     Change in Fiscal Year.  Borrower will not change the manner in which either the last day of its fiscal year or the last days of the first three fiscal quarters of its fiscal year is calculated.

SECTION 6.14.     Term Loan Agreement.  Borrower will not and will not permit any Subsidiaries to make any principal payments in connection with the Term Loan Agreement or any Guarantee thereof until the Maturity Date.
Borrower will not and will not permit any Subsidiaries to change or amend the terms of the Term Loan Agreement or any Guarantee thereof, if the effect of such amendment is to:  (a) increase the interest rate on the Term Loan;
(b) shorten the time of payments of principal or interest due under the Term Loan Agreement; (c) change any event of default or any covenant to a materially more onerous or restrictive provision; or (d) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holders of the Term Loan in a manner materially adverse to Agent or any Lender as senior creditors or the interests of the Lenders under this Agreement or any other Loan Document in any respect.

ARTICLE VII.

Financial Covenants

SECTION 7.01.     Consolidated Net Worth.  The Borrower will at all times maintain Consolidated Tangible Net
Worth (as defined below) in an amount not less than the sum of (a) $225,000,000; plus (b) 50% of the Borrower's
Consolidated Net Income for the period from July 1, 2001 through the fiscal quarter to have completely elapsed as of the date of determination; plus (c) 100% of the net cash proceeds of any sale of Equity Interests or other contributions to the capital of the Borrower received by Borrower since July 1, 2001, calculated without duplication.  As used in this Agreement, the following terms have the following meanings:

                  "Consolidated Net Income" means, for any period and any Person (a "Subject Person"), such Subject Person's consolidated net income (or loss) determined in accordance with GAAP
         (provided that for any period of determination that includes any portion of the fiscal year beginning in April 2000, consolidated net income (or loss) for any such portion of such fiscal year shall be calculated on a pro forma basis as if AbiliTec and other similar revenues were recognized on a subscription basis), but excluding any extraordinary, nonrecurring, nonoperating or noncash gains or losses, including or in addition, the following:

                           (i)      the income (or loss) of any Person (other than a subsidiary)
                  in which the Subject Person or a subsidiary has an ownership interest;
                  provided, however, that (A) Consolidated Net Income shall include amounts in respect of the income of such when actually received in cash by the Subject
                  Person or such subsidiary in the form of dividends or similar distributions and (B) Consolidated Net Income shall be reduced by the aggregate amount of all investments, regardless of the form thereof, made by the Subject Person or any of its subsidiaries in such Person for the purpose of funding any deficit or loss of such Person

                           (ii)     the income of any subsidiary to the extent the payment of
                  such income in the form of a distribution or repayment of any Indebtedness to the Subject Person or a subsidiary is not permitted, whether on account of any restriction in by-laws, articles of incorporation or similar governing document, any agreement or any law, statute, judgment, decree or governmental order, rule or regulation applicable to such subsidiary;

                           (iii)    any gains or losses accrued on foreign currency receivables or on foreign currency payables of the Subject Person or a subsidiary organized under the laws of the United States which are not realized in a cash transaction;

                           (iv)     the income or loss of any foreign subsidiary or of any
                  foreign Person (other than a subsidiary) in which the Subject Person or subsidiary has an ownership interest to the extent that the equivalent Dollar
                  Amount of the income contains increases or decreases due to the fluctuation of a foreign currency exchange rate after the Effective Date;

                           (v)      the income or loss of any Person acquired by the Subject
                  Person or a subsidiary for any period prior to the date of such acquisition;

                           (vi)     the income from any sale of assets in which the accounting basis of such assets had been the book value of any Person acquired by the
                  Subject Person or a subsidiary prior to the date such Person became a subsidiary or was merged into or consolidated with the Subject Person or a subsidiary; and

                           (vii)    when determining Consolidated Net Income for Borrower and
                  for any period which includes the first quarter of the 2002 fiscal year, any of the:  (A) special non-cash charges recorded in the fiscal quarter relating to the restructure by the Borrower of its operations in an aggregate amount not to exceed $45,000,000 and (B) the nonrecurring operating expenses incurred in the fiscal quarter relating to the restructure by the Borrower of its operations in an aggregate amount not to exceed $26,000,000.

                  The gains or losses of the type described in clauses (i) through (vi) of this definition shall only be excluded in determining consolidated net income if the aggregate amount of such gains or losses exceed, in either case (i.e., gains or losses), $1,000,000 in the period of calculation.  If a gain or loss is to be excluded from the calculation of consolidated net income pursuant to the foregoing $1,000,000 threshold, the whole gain or loss shall be excluded, not just that amount in excess of the threshold.

                  "Consolidated Tangible Net Worth" means, at any particular time, the sum of (i) all amounts which, in conformity with GAAP, would be included as stockholders' equity on a consolidated balance sheet of the Borrower and the Subsidiaries; minus (ii) the sum of the following:  (a) the amount by which stockholders' equity has been increased by the write-up of any asset of the Borrower and the Subsidiaries after July 1, 2001, plus (b) the amount of net deferred income tax assets (less adjustments included in Consolidated Net Income after July 1,
         2001), plus (c) any cash held in a sinking fund or other analogous fund established for the purpose of redemption, retirement or prepayment of capital stock or Indebtedness (excluding however any cash proceeds of the Subordinated Debt to be used to redeem or repurchase the May
         & Speh Notes and prepay the Senior Notes), plus (d) the cumulative foreign currency translation adjustment (less adjustments included in Consolidated Net Income after July 1,
         2001), plus (e) the amount at which shares of capital stock of the Borrower is contained among the assets on the consolidated balance sheet of the Borrower and the Subsidiaries, plus
         (f) the amount of any preferred stock, plus (g) to the extent included in clause (i) above of this definition, the amount properly attributable to the minority interests, if any, of other
         Persons in the stock, additional paid-in capital, and retained earnings of the Subsidiaries, plus (h) the amount of intangible assets carried on the balance sheet of the Borrower at such date determined in accordance with GAAP on a consolidated basis, including goodwill, patents, trademarks, tradenames, organizational expenses, deferred financing changes, debt acquisition costs, start up costs, preoperating costs, prepaid pension costs, or any other similar deferred charges but not including deferred charges relating to data processing contracts and software development costs.

SECTION 7.02.     Leverage Ratio.  As of the last day of each fiscal quarter, the Borrower shall not permit the ratio of Total Indebtedness as of such date to Adjusted EBITDAR for the four (4) Fiscal Quarters then ended to exceed (i) for the fiscal quarter ending December 31, 2001, 3.50 to 1.00 and (ii) for all fiscal quarters ending after December 31, 2001, 3.00 to 1.00.  As used in this Agreement, the following terms have the following meanings:

                  "Adjusted EBITDAR" means, for any period (the "Subject Period"), the total of the following calculated without duplication for such period:  (a) Borrower's EBITDAR; plus (b), on a pro forma basis, the pro forma EBITDAR of each Prior Target or, as applicable, the EBITDAR of a Prior Target attributable to the assets acquired from such Prior Target, for any portion of such Subject Period occurring prior to the date of the acquisition of such Prior Target or the related assets but only to the extent such EBITDAR for such Prior Target can be established in a manner satisfactory to the Agent based on financial statements of the Prior Target prepared in accordance with GAAP; minus (c) the EBITDAR of each Prior Company and, as applicable but without duplication, the EBITDAR of Borrower and each Subsidiary attributable to all Prior
         Assets, in each case for any portion of such Subject Period occurring prior to the date of the disposal of such Prior Companies or Prior Assets.

                  "EBITDAR" means, for any period and any Person, the total of the following each calculated without duplication on a consolidated basis for such period:  (a) Consolidated Net
         Income (as defined in Section 7.01); plus (b) any provision for (or less any benefit from)
         income or franchise taxes included in determining Consolidated Net Income; plus (c) interest expense (including the interest portion of Capital Lease Obligations) deducted in determining
         Consolidated Net Income; plus (d) amortization and depreciation expense deducted in determining
         Consolidated Net Income; plus (e) all rentals paid or payable under Synthetic Leases and under any other operating leases which, in each case, have been deducted in determining Consolidated
         Net Income.

                  "Prior Assets" means assets that have been disposed of by a division or branch of
         Borrower or a Subsidiary in a transaction with an unaffiliated third party approved in accordance with this Agreement which would not make the seller a "Prior Company" but constitute all or substantially all of the assets of such division or branch.

                  "Prior Company" means any Subsidiary whose capital stock or other Equity Interests have been disposed of, or all or substantially all of whose assets have been disposed of, in each case, in a transaction with an unaffiliated third party approved in accordance with this
         Agreement.

                  "Prior Target" means all Targets acquired or whose assets have been acquired in a transaction permitted by Section 6.04.

                  "Total Indebtedness" means, at the time of determination, the sum of the following determined for Borrower and the Subsidiaries on a consolidated basis (without duplication):
         (a) the amount of outstanding Loans under this Agreement as of the date of determination; plus
         (b) all obligations for borrowed money, other than the Loans, or with respect to deposits or advances of any kind; plus (c) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments, other than the Loans; plus (d) all obligations of such Person upon which interest charges are customarily paid, other than the Loans; plus
         (e) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person; plus (f) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business); plus (g) all obligations of others secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed (provided that for purposes of this clause (g) the amount of any such Indebtedness shall be deemed not to exceed the higher of the market value or the book value of such assets); plus (h) all Capital Lease Obligations; plus
         (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty; plus (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances; plus (k) all obligations, contingent or otherwise, for the payment of money under any non-compete, consulting or similar agreement entered into with the seller of a Target or any other similar arrangements providing for the deferred payment of the purchase price for an acquisition; plus (l) all Indebtedness arising in connection with Hedging Agreements and preferred Equity Interests; plus (m) the net present value of all future payments to be made under all Synthetic Leases (excluding the Synthetic
         Real Property Lease) and any other operating leases (calculated by discounting all payments from their respective due dates to the date of determination in accordance with accepted financial practice, on the basis of a 360 day year and at a discount factor equal to 8%); plus
         (n) the total outstanding fundings under the Synthetic Real Property Lease minus (o) to the extent included in clauses (a) through (n) of this definition, the amount reflected on the
         Borrower's consolidated balance sheet as software license liabilities minus (p) the actual outstanding principal amount of the May & Speh Notes and the Senior Notes; provided that in determining "Total Indebtedness" the amounts described in clause (p) shall only be subtracted if "Total Indebtedness" is being calculated during the period after the Borrower has received the proceeds of the Subordinated Notes but prior to the earlier of (i) the first date when the
         May & Speh Notes are required to be redeemed or repurchased and the Senior Notes prepaid as determined herein or (ii) the first date when the May & Speh Notes are actually redeemed, repurchased or converted in full and the Senior Notes actually prepaid either directly or as a result of a draw on the letter of credit securing the payment thereof.  The deferred purchase price of property or services to be paid through earnings of the purchaser to the extent such amount is not characterized as liabilities in accordance with GAAP shall not be included in
         "Total Indebtedness".

SECTION 7.03.     Fixed Charge Coverage.  As of December 31, 2001, the Borrower shall not permit the ratio of the
Borrower's EBITDAR to Fixed Charges, both calculated for the period of four (4) consecutive fiscal quarters then ended, to be less than 1.15 to 1.00.  As of March 31, 2002, the Borrower shall not permit the ratio of the
Borrower's EBITDAR to Fixed Charges, both calculated for the period of four (4) consecutive fiscal quarters then ended, to be less than 1.25 to 1.00.  As of the last day of the each fiscal quarter ending after March 31, 2002, the Borrower shall not permit the ratio of (i) the sum of the following for Borrower and the Subsidiaries calculated on a consolidated basis in accordance with GAAP:  (A) EBITDAR; minus (B) Capital Expenditures to
(ii) Fixed Charges, all calculated for four (4) consecutive fiscal quarters then ended, to be less than 1.25 to
1.00.  As used in this Section 7.03, "Fixed Charges" means for any period, the sum of the following for the
Borrower and the Subsidiaries calculated on a consolidated basis without duplication for such period:  (a) the aggregate amount of interest, including payments in the nature of interest under Capitalized Lease Obligations;
(b) the scheduled amortization of Indebtedness paid or payable; (c) operating lease rentals (including, rentals from Synthetic Leases); (d) all dividends, redemptions, and other distributions made by Borrower on account of
Equity Interests (excluding any payment made on account of the Synthetic Purchase Agreements between Borrower and
Chase Bank of Texas, National Association dated as of December 8, 1999, March 24, 2000 and June 27, 2000, which as of the Effective Date are no longer in effect); and (e) payments on leases or other obligations assumed from customers under service agreements to the extent such arrangements are not treated as operating leases, Capital
Lease Obligations or long term debt.

(a)      Asset Coverage.  At all times after December 31, 2001, the Borrower shall not permit the ratio of the
Asset Value to Senior Debt to be less than 1.30 to 1.00.  As used in this Section 7.04, (i) the term "Asset
Value" means, as of the date of determination, the sum of the book values of the following for Borrower and the
Subsidiaries calculated on a consolidated basis:  (a) accounts receivable of Borrower and all the Subsidiaries and (b) property, plant and equipment net of accumulated depreciation and amortization and (ii) the term "Senior
Debt" means, at the time of determination, the sum of the following determined for Borrower and the Subsidiaries on a consolidated basis (without duplication):  (a) the amount of outstanding Loans under this Agreement as of the date of determination; plus (b) all obligations for borrowed money, other than the Loans, or with respect to deposits or advances of any kind; plus (c) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments, other than the Loans; plus (d) all obligations of such Person upon which interest charges are customarily paid, other than the Loans; plus (e) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person; plus (f) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business); plus (g) all obligations of others secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed
(provided that for purposes of this clause (g) the amount of any such Indebtedness shall be deemed not to exceed the higher of the market value or the book value of such assets); plus (h) all Capital

(b)      All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 7.04.     Successors and Assigns.

(a)      The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of the Agent, the Issuing Bank and the Lenders) any
legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)      Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this
Agreement (including all or a portion of its Revolving Commitment and the Loans at the time owing to it);
provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the
Borrower and the Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Revolving Commitment and Loans, the amount of the Revolving Commitment and Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall not be less than $5,000,000 unless each of the Borrower and the Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this
Agreement, (iv) the parties to each assignment shall execute and deliver to the Agent an Assignment and
Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a
Lender, shall deliver to the Agent an Administrative Questionnaire; and provided further that any consent of the
Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or
(i) of Article VIII has occurred and is continuing.  Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and
Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16, 2.17 and 10.03).  Any assignment or transfer by a
Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

(c)      The Agent, acting for this purpose as an agent of the Borrower, shall maintain at its offices in New
York, New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitment of, and principal amount of the Loans and
LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register").  The entries in the Register shall be conclusive, and the Borrower, the Agent, the Issuing Bank and the Lenders may
treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)      Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Agent shall accept such Assignment and
Acceptance and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e)      Any Lender may, without the consent of the Borrower, the Agent, the Issuing Bank or the Swingline
Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such
Lender's rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this
Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant.  Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15,
2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to
Section 2.17(c) as though it were a Lender.

(f)      A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent.  A
Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of
Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(e) as though it were a Lender.

(g)      Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 7.05.     Survival.  All covenants, agreements, representations and warranties made by the Borrower in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this
Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any
Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the
Revolving Commitments have not expired or terminated.  The provisions of Sections 2.14, 2.15, 2.16, 2.17 and
10.03 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of
Credit and the Revolving Commitments or the termination of this Agreement or any provision hereof.

SECTION 7.06.     Counterparts; Integration; Effectiveness; Amendment and Restatement.  This Agreement may be
executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  THIS AGREEMENT,
THE OTHER LOAN DOCUMENTS AND ANY SEPARATE LETTER AGREEMENTS WITH RESPECT TO FEES PAYABLE TO THE AGENT EMBODY THE
FINAL, ENTIRE AGREEMENT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY AND ALL
PREVIOUS COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER ORAL OR WRITTEN, RELATING TO THE
SUBJECT MATTER HEREOF (INCLUDING THE PRIOR AGREEMENT) AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR,
CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO  THERE ARE NO UNWRITTEN ORAL
AGREEMENTS AMONG THE PARTIES HERETO.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Agent and the Borrower and when the Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement amends and restates in its entirety the Prior Agreement.  The execution of this Agreement and the other Loan Documents executed in connection herewith does not extinguish the commitment under or the indebtedness outstanding in connection with the Prior Agreement nor does it constitute a novation with respect to such commitment or such indebtedness.  The
Borrower, the Agent and the Lenders ratify and confirm each of the Loan Documents entered into prior to the
Effective Date (but excluding the Prior Agreement) and agree that such Loan Documents continue to be legal, valid, binding and enforceable in accordance with their respective terms.  However, for all matters arising prior to the Effective Date (including the accrual and payment of interest and fees, and matters relating to indemnification and compliance with financial covenants), the terms of the Prior Agreement (as unmodifed by this
Agreement) shall control and are hereby ratified and confirmed.  The Borrower and each Guarantor represents and warrants that as of the Effective Date there are no claims or offsets against or defenses or counterclaims to its obligations under the Prior Agreement or any of the other Loan Documents.  TO INDUCE THE LENDERS AND THE AGENT TO
ENTER INTO THIS AGREEMENT, THE BORROWER AND EACH GUARANTOR WAIVES ANY AND ALL SUCH CLAIMS, OFFSETS, DEFENSES OR
COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE EFFECTIVE DATE AND RELATING TO THE LOAN DOCUMENTS
OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  Without limiting the generality of the foregoing and notwithstanding any Loan Document to the contrary, the Borrower, the Guarantors, the Agent and the Lenders agree and acknowledge that:

(A)      the term "Credit Agreement" as used in each Loan Document means this Agreement;

(B)      the term "Guaranteed Indebtedness" as used in the Subsidiary Guaranty and the term "Revolver
Obligations" as used in the Intercreditor Agreement includes all of the obligations, indebtedness and liability of the Borrower to the Agent, the Issuing Bank and the Lenders, or any of them, arising pursuant to this Agreement;

(C)      any reference to The Chase Manhattan Bank or Chase Bank of Texas, National Association in any Loan
Document executed prior to the Effective Date shall mean a reference to JPMorgan Chase Bank, as successor in interest by merger.

SECTION 7.07.     Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof;
and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 7.08.     Right of Setoff.  If an Event of Default shall have occurred and be  continuing,  each Lender and each of its Affiliates is hereby  authorized at any time and from time to time, to the fullest extent  permitted by law, to set off and apply any and all deposits  (general or special,  time or demand,  provisional or final) at any time held and other  obligations  at any time owing by such Lender or Affiliate to or for the credit or the account of the  Borrower  against any of and all the  obligations  of the Borrower  now or  hereafter  existing  under this
Agreement  held by such  Lender,  irrespective  of whether or not such Lender shall have made any demand under this
Agreement  and although  such  obligations  may be  unmatured.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 7.09.     Governing Law; Jurisdiction; Consent to Service of Process.

(a)      This Agreement shall be construed in accordance with and governed by the law of the State of Texas.

(b)      THE BORROWER HEREBY IRREVOCABLY AND UNCONDI-TIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE
NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF TEXAS SITTING IN DALLAS COUNTY AND OF THE UNITED
STATES DISTRICT COURT OF THE NORTHERN DISTRICT OF TEXAS, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION
OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT,
AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY
SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH TEXAS STATE OR, TO THE EXTENT PERMITTED BY LAW, IN
SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING
SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER
PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE AGENT, THE
ISSUING BANK OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY
OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)      The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)      Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 7.10.     WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY
APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING
OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER
BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR
ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE
EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES
HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND
CERTIFICATIONS IN THIS SECTION.

SECTION 7.11.     Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 7.12.     Confidentiality.  The Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the
Borrower or (h) to the extent such Information:  (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower.  For the purposes of this Section, "Information"
means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 7.13.     Maximum Interest Rate.

(a)      No interest rate specified in any Loan Document shall at any time exceed the Maximum Rate.  If at any time the interest rate (the "Contract Rate") for any obligation under the Loan Documents shall exceed the Maximum
Rate, thereby causing the interest accruing on such obligation to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate for such obligation shall not reduce the rate of interest on such obligation below the Maximum Rate until the aggregate amount of interest accrued on such obligation equals the aggregate amount of interest which would have accrued on such obligation if the Contract Rate for such obligation had at all times been in effect.  As used herein, the term "Maximum Rate" means, at any time with respect to any
Lender, the maximum rate of nonusurious interest under applicable law that such Lender may charge Borrower.  The
Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges contracted for, charged, or received in connection with the Loan Documents that constitute interest under applicable law.  Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to Borrower at the time of such change in the
Maximum Rate.  For purposes of determining the Maximum Rate under Texas law, the applicable rate ceiling shall be the weekly rate ceiling described in, and computed in accordance with, Article 5069-1.04, Vernon's Texas Civil
Statutes.

(b)      No provision of any Loan Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law.  If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither Borrower nor the sureties, guarantors, successors, or assigns of Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto.  In the event any Lender ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the obligations outstanding hereunder, and, if the principal of the obligations outstanding hereunder has been paid in full, any remaining excess shall forthwith be paid to the Borrower.  In determining whether or not the interest paid or payable exceeds the Maximum Rate, Borrower and each Lender shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the obligations outstanding hereunder so that interest for the entire term does not exceed the Maximum Rate.

(c)      The provisions of Chapter 346 of the Finance Code of Texas are specifically declared by the parties hereto not to be applicable to this Agreement  or to the transactions contemplated hereby.

SECTION 7.14.     Intercompany Subordination.

(a)      Borrower agrees that the Subordinated Indebtedness (as defined below) shall be subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness (as defined below) as herein provided.
The Subordinated Indebtedness shall not be payable, and no payment of principal, interest or other amounts on account thereof, and no property or guarantee of any nature to secure or pay the Subordinated Indebtedness shall be made or given, directly or indirectly by or on behalf of any Guarantor or received, accepted, retained or applied by Borrower unless and until the Senior Indebtedness shall have been paid in full in cash; except that prior to the occurrence and continuance of an Event of Default, each Guarantor shall have the right to make payments, and the Borrower shall have the right to receive payments on the Subordinated Indebtedness from time to time as may be determined by Borrower.  After the occurrence and during the continuance of an Event of Default, no payments of principal, interest or other amounts may be made or given, directly or indirectly, by or on behalf of any Guarantor or received, accepted, retained or applied by Borrower unless and until the Senior Indebtedness shall have been paid in full in cash.  If any sums shall be paid to Borrower by any Guarantor or any other Person on account of the Subordinated Indebtedness when such payment is not permitted hereunder, such sums shall be held in trust by the Borrower for the benefit of Agent and the Lenders and shall forthwith be paid to and applied by
Agent against the Senior Indebtedness in accordance with the terms hereof.  For purposes of this Section 10.14, the term (i) "Subordinated Indebtedness" means, with respect to a Guarantor, all indebtedness, liabilities, and obligations of such Guarantor to Borrower, whether such indebtedness, liabilities, and obligations now exist or are hereafter incurred or arise, or are direct, indirect, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such indebtedness, liabilities, or obligations are evidenced by a note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such indebtedness, obligations, or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Borrower and (ii) "Senior Indebtedness" means, with respect to each Guarantor, all of the obligations, indebtedness and liability of the such Guarantor to the
Agent, the Issuing Bank and the Lenders, or any of them, arising pursuant to the Subsidiary Guaranty or any of the other Loan Documents, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, any and all post-petition interest and expenses (including attorneys' fees) whether or not allowed under any bankruptcy, insolvency, or other similar law.

(b)      Borrower agrees that any and all Liens (including any judgment liens), upon any Guarantor's assets securing payment of any Subordinated Indebtedness shall be and remain inferior and subordinate to any and all
Liens upon any Guarantor's assets securing payment of the Senior Indebtedness or any part thereof, regardless of whether such Liens in favor of Borrower, Agent or any Lender presently exist or are hereafter created or attached.  Without the prior written consent of Agent, Borrower shall not (i) file suit against any Guarantor or exercise or enforce any other creditor's right it may have against any Guarantor, or (ii) foreclose, repossess, sequester, or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor's relief or insolvency proceeding) to enforce any obligations of any Guarantor to Borrower or any Liens held by
Borrower on assets of any Guarantor.

(c)      In the event of any receivership, bankruptcy, reorganization, rearrangement, debtor's relief, or other insolvency proceeding involving any Guarantor as debtor, Agent shall have the right to prove and vote any claim under the Subordinated Indebtedness and to receive directly from the receiver, trustee or other court custodian all dividends, distributions, and payments made in respect of the Subordinated Indebtedness until the Senior
Indebtedness has been paid in full in cash. Agent may apply any such dividends, distributions, and payments against the Senior Indebtedness in accordance with the terms hereof.

(d)      Borrower agrees that all promissory notes and other instruments evidencing Subordinated Indebtedness shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Section 10.14.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                                     Borrower:

                                                     ACXIOM CORPORATION, as the Borrower

                                                     By:     /s/ Jerry C. Jones
                                                        ------------------------------------------
                                                            Jerry C. Jones, Authorized Officer

                                                     Agent and Lenders:

                                                     JPMORGAN CHASE BANK, as the Agent, the Issuing Bank, the
                                                     Swingline Lender and as a Lender

                                                     By:     /s/ Michael J. Lister
                                                        ------------------------------------------
                                                            Michael J. Lister
                                                            Vice President

                                                     BANK OF AMERICA, N.A., as syndication agent and as a Lender

                                                     By:     /s/ B. Kenneth Burton, Jr.
                                                        ------------------------------------------
                                                            Name:    B. Kenneth Burton, Jr.
                                                            Title:   Vice President

                                                     U.S. Bank National Association (formerly Firstar Bank N.A.
                                                     who was successor in interest by merger to Mercantile Bank
                                                     N.A.)

                                                     By:      /s/ John Holland
                                                        ------------------------------------------
                                                            Name:    John Holland
                                                            Title:   Senior Vice President

                                                     THE BANK OF NOVA SCOTIA

                                                     By:      /s/ A.S. Norsworthy
                                                        ------------------------------------------
                                                            Name:      Amanda Norsworthy
                                                            Title:     Sr. Team Leader

                                                     SUNTRUST BANK

                                                     By:     /s/ Leonard L. McKinnon
                                                        ------------------------------------------
                                                            Name:      Leonard L. McKinnon
                                                            Title:     Vice President

                                                     WACHOVIA BANK, N.A.

                                                     By:      /s/ Karin E. Reel
                                                        ------------------------------------------
                                                            Name:    Karin E. Reel
                                                            Title:     Vice President

                                                     ABN AMRO BANK N.V.

                                                     By:      /s/ Maria Vickroy-Peralta
                                                        ------------------------------------------
                                                            Name:    Maria Vickroy-Peralta
                                                            Title:   Group Vice President

                                                     By:      /s/ James Anthony Redmond
                                                        ------------------------------------------
                                                            Name:    James Anthony Redmond
                                                            Title:   Assistant Vice President

                                                     REGIONS BANK as an exiting lender

                                                     By:      /s/ J. Phillip Jett
                                                        ------------------------------------------
                                                            Name:     J. Phillip Jett
                                                            Title:   Senior Vice President

                                                     Union Planters BANK, N.A.

                                                     By:      /s/ Steve Weaver
                                                        ------------------------------------------
                                                            Name:      Steve Weaver
                                                            Title:     Vice President

                                                     Exiting Lenders:

                                                     BANK ONE, NA (Main Office - Chicago)

                                                     By:      /s/ Michael A. Basar
                                                        ------------------------------------------
                                                            Name:    Michael A. Basar
                                                            Title:     Managing Director

                                                     BANK HAPOALIM B.M.

                                                     By:      /s/ Laura Anne Raffa
                                                        ------------------------------------------
                                                            Name:     Laura Anne Raffa
                                                            Title:   Senior Vice President/Corporate Manager

                                                     By:      /s/ James P. Surless
                                                        ------------------------------------------
                                                            Name:    James P. Surless
                                                            Title:     Vice President

                                                     COMERICA BANK

                                                     By:      /s/ Carol S. Geraghty
                                                        ------------------------------------------
                                                            Name:      Carol S. Geraghty
                                                            Title:  Vice President

                                                     THE DAI-ICHI KANGYO BANK, LIMITED

                                                     By:      /s/ Greg Botshon
                                                        ------------------------------------------
                                                            Name:    Greg Botshon
                                                            Title:   Vice President

                                                     MIDFIRST BANK, a Federally Chartered Savings Association

                                                     By:      /s/ Todd G. Wright
                                                        ------------------------------------------
                                                            Name:       Todd G. Wright
                                                            Title:       Vice President,Syndications

Guarantor Consent

         Each of the undersigned Guarantors:  (i) consent and agree to this Agreement (including without limitation, the provisions of Section 10.06 and (ii) agree that the Loan Documents to which it is a party shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of such
Guarantor enforceable against it in accordance with their respective terms.

                                                     GUARANTORS:

                                                     Acxiom CDC, Inc.
                                                     Acxiom / May & Speh, Inc.
                                                     Acxiom RM-Tools, Inc.
                                                     ACXIOM ASIA, LTD.
                                                     ACXIOM NJA, INC.
                                                     ACXIOM PROPERTY DEVELOPMENT, INC.
                                                     ACXIOM / PYRAMID INFORMATION SYSTEMS, INC.
                                                     ACXIOM RTC, INC.
                                                     ACXIOM SDC, INC.
                                                     ACXIOM TRANSPORTATION SERVICES, INC.
                                                     GIS Information Systems, Inc.
                                                     ACXIOM UWS, LTD.

                                                     By:      /s/ Jerry C. Jones
                                                        ------------------------------------------
                                                              Jerry C. Jones, Authorized Officer

EXHIBITS:

EXHIBIT A - Form of Assignment and Acceptance
EXHIBIT B - Form of Opinion of Borrower's Counsel
Exhibit C - First Amendment to Intercreditor Agreement

SCHEDULES:

SCHEDULE 2.01 - Commitments
SCHEDULE 3.12 - Subsidiaries
SCHEDULE 6.01 - Existing Indebtedness and Preferred Equity Interests
SCHEDULE 6.02 - Existing Liens
SCHEDULE 6.04 - Existing Investments
SCHEDULE 6.10 - Existing Restrictions

                                                     EXHIBIT A

                                                        TO

                                                ACXIOM CORPORATION
                                       AMENDED AND RESTATED CREDIT AGREEMENT

                                         Form of Assignment and Acceptance

ASSIGNMENT AND ACCEPTANCE- Page 2
DALLAS2 860283v6 12283-00139
                                             ASSIGNMENT AND ACCEPTANCE

                                            Dated: ___________________

         Reference is made to the Amended and Restated Credit Agreement dated as of January 28, 2002 (as amended, modified, extended or restated from time to time, the "Agreement"), among ACXIOM CORPORATION (the "Borrower"), the lenders listed in Schedule 2.01 thereto (the "Lenders"), JPMORGAN CHASE BANK, as agent and BANK OF AMERICA,
N.A., as syndication agent.

         1.       The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date of
Assignment set forth below, the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Agreement, including, without limitation, the interests set forth below in the Revolving
Commitment of the Assignor on the Effective Date of Assignment and the Loans owing to the Assignor which are outstanding on the Effective Date of Assignment, together with unpaid interest accrued on the assigned Loans to the Effective Date of Assignment and the amount, if any, set forth below of the fees accrued to the Effective
Date of Assignment for the account of the Assignor.  Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 10.04 of the
Agreement, a copy of which has been received by each such party.  From and after the Effective Date of
Assignment, (i) the Assignee shall be a party to and be bound by the provisions of the Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and
Acceptance, relinquish its rights and be released from its obligations under the Agreement.  After giving effect to this Assignment and Acceptance, Assignor's Revolving Commitment shall be $________________ and Assignee's
Revolving Commitment shall be $_________________.

         2.       This Assignment and Acceptance is being delivered to the Agent together with (i) if the
Assignee is organized under the laws of a jurisdiction outside the United States, the forms specified in
Section 2.16(e) of the Agreement, duly completed and executed by such Assignee, and (ii) if the Assignee is not already a Lender under the Agreement, an Administrative Questionnaire and (iii) a processing and recordation fee of $3,500.

         3.       This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of Texas.

Date of Assignment:
Legal Name of Assignor:
Legal Name of Assignee:
Assignee's Address for Notices:
Effective Date of Assignment:

--------------------------------------- -- -------------------- -- --------------------------------------------------
Facility                                   Principal Amount        Percentage Assigned of
                                                                   Revolving Commitment (set forth, to at least 8
                                                                   decimals, as a percentage of the aggregate
                                                                   Revolving Commitments of all
                                           Assigned                Lenders thereunder)
--------------------------------------- -- -------------------- -- --------------------------------------------------
--------------------------------------- -- -------------------- -- --------------------------------------------------
Revolving Commitment Assigned:              $____________
--------------------------------------- -- -------------------- -- --------------------------------------------------
--------------------------------------- -- -------------------- -- --------------------------------------------------
Loans:                                      $____________
--------------------------------------- -- -------------------- -- --------------------------------------------------
--------------------------------------- -- -------------------- -- --------------------------------------------------
Fees Assigned (if any):                     $____________
--------------------------------------- -- -------------------- -- --------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------

The terms set forth herein are hereby agreed to:            Accepted:

[ASSIGNOR], as
Assignor                                                    ACXIOM CORPORATION

By:                                                         By:
       Name:                                                        Name:
       Title:                                                       Title:

[ASSIGNEE], as                                              JPMORGAN CHASE BANK, as Agent
Assignee

                                                            By:
By:                                                                 Name:
       Name:                                                        Title:
       Title:

----------------------------------------------------------- --------------------------------------------------------

EXHIBIT "B", Cover Page
DALLAS2 860283v6 12283-00139
                                                     EXHIBIT B

                                                        TO

                                                ACXIOM CORPORATION
                                       AMENDED AND RESTATED CREDIT AGREEMENT

                                       Form of Opinion of Borrower's Counsel

FORM OF LEGAL OPINION
DALLAS2 860283v6 12283-00139
                                                 January 28, 2002

JPMorgan Chase Bank,
as agent for certain lenders and the lenders
party to the hereinafter defined Agreement
2200 Ross Avenue, 3rd Floor
Dallas, Texas 75201

Re:      The Amended and Restated Credit Agreement dated as of January 28, 2002 (the "Agreement") among Acxiom
         Corporation, a Delaware corporation (the "Company"), JPMorgan Chase Bank, as the agent and Bank of
         America, N.A., as syndication agent, and the other lenders named therein.

Ladies and Gentlemen:

         We are special counsel to the Company.  As such, we have been asked to render to you the opinion set forth below relating to the Agreement.  This opinion is given pursuant to Section 4.01(b) of the Agreement.
Capitalized terms used herein, not otherwise defined, have the meanings given them in the Agreement.  The
Agreement, the Subsidiary joinder documents executed by Acxiom UWS, Ltd., and the Subordinated Debt Documents are
herein collectively referred to as the Transaction Documents.

         To enable us to render this opinion, we have reviewed originals or copies (certified or otherwise identified to our satisfaction) of the Certificate of Incorporation and By-Laws of the Company and each
Guarantor, the Transaction Documents, the records of proceedings of the Board of Directors of the Company and each Guarantor, and such other documents, corporate records and certificates of public officials as we have considered appropriate.

         For purposes of this opinion, we have, with your permission, assumed without independent investigation or inquiry that:

                  (i)      all signatures of the parties other than the Company and the Guarantors on the
         Transaction Documents that we examined are genuine, the Transaction Documents submitted to us as originals are authentic, and the Transaction Documents submitted to us as copies conform to the original
         Transaction Documents executed by the parties thereto;

                  (ii)     the Transaction Documents have been duly and validly authorized, executed, delivered and accepted by all parties thereto (other than the Company and each Guarantor) and all parties thereto
         (other than the Company and each Guarantor) have all requisite power and authority to make and enter into the Transaction Documents and perform their obligations thereunder pursuant to the laws of all relevant jurisdictions;

                  (iii)    the Agent and the Lenders have their principal place of business, chief executive office and domicile outside of the State of Arkansas; all substantive negotiations relating to the transactions contemplated by the Transaction Documents have taken place outside the State of Arkansas, either in person or by telephone conferences between your representatives in the States of Texas and New
         York and representatives of the Company in the State of Arkansas; the closing of the transactions contemplated by, the delivery by the Company and each Guarantor and the acceptance by the Lenders or their counsel of the Transaction Documents occurred in the State of Texas; the administration of and delivery and acceptance of payments pursuant to the Transaction Documents will take place in the State of New York; the choice of law as provided for in the Transaction Documents is valid pursuant to the conflict of laws principles under the laws of any and all jurisdictions governing the same (other than the State of Arkansas) specifically including the laws of the State of Texas; and, the parties to the
         Transaction Documents have voluntarily chosen to have the laws of the State of Texas govern the
         Transaction Documents;

                  (iv)     The Transaction Documents were entered into in good faith and for adequate consideration; and

                  (v)      The Agent and the Lenders will exercise their rights, remedies and benefits under the
         Transaction Documents in a commercially reasonably manner.

         Based upon the foregoing and subject to the qualifications and limitations set forth below, we are of the opinion that:

         1.       The Company and each Guarantor organized under the laws of the States of either Arkansas or
Delaware (collectively the "Loan Parties") has been duly organized and is validly existing and in good standing under the laws of the State of its incorporation or organization as reflected in the Agreement.

         2.       Each Loan Party has the corporate power and authority to enter into and perform the Transaction
Documents to which it is a party.  The execution, delivery and performance of the Transaction Documents have been duly authorized by all requisite corporate action, and the Transaction Documents have been duly executed and delivered by each Loan Party who is a party thereto.

         3.       The execution and delivery of the Transaction Documents, and the performance by each Loan Party that is a party thereto of their respective terms, do not conflict with or result in a violation of law, rule or regulation, the Certificate of Incorporation or By-Laws of any Loan Party, or of any agreement, instrument, order, writ, judgment or decree known to us to which any Loan Party is a party or is subject.

         4.       A court of the State of Arkansas presented with the facts, as we have assumed them, and properly applying the current conflict of law principles, would honor the choice of law provisions as set forth in the Transaction Documents and would not apply the substantive laws of the State of Arkansas, including usury laws to the Transaction Documents, except for certain issues necessarily governed by Arkansas law such as title to properties and remedies and procedures for enforcement in Arkansas.

         5.       No consent, approval, authorization or other action by, or filing with, any governmental authority is required in connection with the execution and delivery by any Loan Party of Transaction Documents to which it is a party.

         6.       To our knowledge, there are no actions, suits or proceedings pending or threatened against or affecting the Company or any Subsidiary or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

         7.       The execution and delivery by the Company and each Guarantor of the Agreement and the other
Transaction Documents executed by it, the consummation of the transactions contemplated by the Agreement and the performance of the terms and provisions of the Agreement and the other Transaction Documents by the Company and the Guarantors will not involve any violations of Regulation T, U or X or any other rule or regulation of the
Board of Governors of the Federal Reserve System pursuant to Section 7 of the Securities Exchange Act of 1934, as
amended.

         8.       The Company is not an investment company, or a person directly or indirectly controlled by or acting on behalf of an investment company, within the meaning of the Investment Company Act of 1940, as amended.

         9.       The Indebtedness arising under the Subsidiary Guaranty, the Agreement and the other Loan
Documents constitutes "Senior Indebtedness" under and as defined in the Subordinated Debt Documents.

         The opinions hereinafter expressed are subject to the following qualifications and limitations:

         (a)      The opinions set forth herein are subject to the qualification that we are members of the bar of the State of Arkansas only and we express no opinion as to the laws of any jurisdiction other than the United
States of America, the State of Arkansas and the General Corporate Laws of the State of Delaware.

         (b)      This opinion is limited to pertinent laws in effect as of the date hereof, and we expressly disclaim any undertaking to advise you of any changes of law or fact that may thereafter come to our attention.

         (c)      Our opinion is limited to the matters stated herein and no opinion is to be implied or may be inferred beyond those matters expressly stated.  The opinions expressed herein represent our judgment as to certain legal matters, but they are not warranties or guarantees and should not be construed as such.  The liability of this firm is limited to the fullest extent possible under Ark. Code Ann. Section 16-114-303;
provided, however, the requirements of such section necessary to allow the Lenders to rely on this opinion have been satisfied.

         (d)      This opinion is furnished by us solely for your benefit, and it may not be relied upon, quoted from or delivered to any person other than counsel to you and your agents or employees and participants without our express prior written consent, except (i) in connection with the enforcement of obligations of the Loan
Parties under the Transaction Documents, (ii) in response to a valid subpoena or other legal process, (iii) as otherwise required by applicable law or regulations, or (iv) in connection with the sale or transfer of the rights under the Transaction Documents to a subsequent purchaser or transferee.

         (e)      The phrases "known to us" or "to our knowledge" as used in this letter means the actual knowledge of those attorneys of our firm who have performed services in connection with the Transaction Documents and this opinion based solely on representations from the Company, and does not include constructive knowledge or knowledge imputed to our firm under common law principles of agency or otherwise.  Except as expressly set forth herein, we have not undertaken any investigation to determine the existence or absence of any facts and no inference as to our knowledge concerning any facts should be drawn from the fact that such representation has been undertaken by us.

         (f)      For purposes of the factual matters material to the opinions expressed herein, we have, with your consent, relied upon the correctness of the representations contained in the Agreement and the factual assumptions stated therein.

         (g)      Our opinions are rendered as of the date hereof and do not cover the effect of any amendment or supplement to the Transaction Documents or the validity or enforceability of any amendment or supplement thereto, including without limitation any refinancings, modifications, extensions, waivers or releases or the effect or applicability of federal or state tax laws on or to the transactions contemplated by the Transaction Documents.

         (h)      We have made no examination or investigation to verify the accuracy or completeness of any financial, accounting, or statistical information furnished to you or with respect to any other accounting and financial matters and express no opinion with respect thereto.

         (i)      We call your attention to the fact that the awarding of attorney's fees and expenses is discretionary under Arkansas law.  We cannot opine that attorney's fees and expenses will be awarded in any particular amount.

         (j)      Our opinions are subject to, and we express no opinion on, state or federal law relating to fraudulent conveyances.

(k)      The opinions expressed above are (i) given to the addressees hereof solely for their benefit and the benefit of their successors and transferees (including any assignee or participant in the Loans under the Loan Agreement) and it is acknowledged that each such Loan Party has relied on same, (ii) not binding on any court and (iii) may not be quoted in whole or in part or otherwise referred to in any legal opinion, document, or other report to be furnished to another person or entity without our prior written consent; provided, however, that you may furnish this opinion to any proposed assignee or participant in the Loans under the Loan Agreement.

                                                             Very truly yours,

                                                             KUTAK ROCK LLP

jjg/mlc

EXHIBIT "C", Cover Page
DALLAS2 860283v6 12283-00139
                                                     EXHIBIT C

                                                        TO

                                                ACXIOM CORPORATION
                                       AMENDED AND RESTATED CREDIT AGREEMENT

First Amendment to Intercreditor Agreement, Page 8
DALLAS2 860283v6 12283-00139
                                    FIRST AMENDMENT TO INTERCREDITOR AGREEMENT

         THIS FIRST AMENDMENT TO INTERCREDITOR AGREEMENT (the "Amendment"), dated as of January 28, 2002, is among BANK OF AMERICA, N.A., a national banking association, as agent for the Synthetic Financing Parties (as such term is defined in the Intercreditor Agreement described below and in such capacity and its successors in such capacity, the "Synthetic Agent"), JPMORGAN CHASE BANK, as successor in interest by merger to The Chase
Manhattan Bank who was successor in interest by merger to Chase Bank of Texas, National Association and as agent for the lenders under the Revolver Agreement (as such term is defined in such Intercreditor Agreement and in such capacity and its successors in such capacity, the "Revolver Agent" and together with the Synthetic Agent, herein the "Agents"), JPMORGAN CHASE BANK, as successor in interest by merger to The Chase Manhattan Bank in its capacity as an issuer of a letter of credit as described in the Intercreditor Agreement, JPMORGAN CHASE BANK, as
successor in interest by merger to The Chase Manhattan Bank in its capacity as a term loan lender as described in the Intercreditor Agreement, JPMORGAN CHASE BANK, as successor in interest by merger to The Chase Manhattan Bank as collateral agent (the "Collateral Agent"), ACXIOM CORPORATION ("Borrower") and certain of its subsidiaries
(such subsidiaries, together with Borrower, the "Obligated Parties").

RECITALS:

         The Obligated Parties, The Chase Manhattan Bank in its individual capacity, the Agents, and the
Collateral Agent have entered into that certain Intercreditor Agreement dated as of September 21, 2001 (as the same may hereafter be amended or otherwise modified, the "Agreement").  Capitalized terms that are used in these recitals and the introduction to this Amendment which are not otherwise defined herein shall have the meaning set forth in the Agreement.

         The Borrower has advised the Collateral Agent and the Creditors that the Borrower desires to issue convertible subordinated notes in an aggregate principal amount not to exceed $205,000,000, the net proceeds of which the Borrower would like to be used as follows, notwithstanding the provisions of Section 4.02 of the
Agreement to the contrary: (i) to prepay the Borrower's 6.92% Senior Notes due March 30, 2007; and (ii) to
provide the funds need to redeem and/or repurchase (and promptly cancelled) the Acxiom/May & Speh, Inc 5.25%
convertible subordinated notes due in April 2003.  Additionally, in connection with the issuance of the new convertible subordinated notes, the Borrower will reduce the aggregate amount of the commitments under the
Revolver Agreement and, with the remainder of the net proceeds of such new notes, prepay the loans outstanding thereunder which prepayment shall be sufficient to cause the outstanding loans to not exceed the aggregate amount of the commitments as so reduced.  If the Acxiom/May & Speh, Inc 5.25% convertible subordinated notes are converted prior to the redemption or repurchase, the net proceeds that would otherwise be applied thereto shall be applied to reduce the outstandings under the Revolver Agreement (but not the commitments thereunder).

         The Borrower and the other Obligated Parties have also advised the Collateral Agent and the Creditors that an Event of Default has occurred under the Agreement as a result of the Borrower's failure to cause Acxiom
UWS, Ltd., a subsidiary of the Borrower formed on November 16, 2001, to among other things, become party to the
Agreement and Security Agreement as required by Section 4.04 of the Agreement (the "Existing Default").

         The Required Creditors have consented to the application of the net proceeds of the new convertible subordinated notes as described above and have waived the Existing Default.  In connection with the forgoing, the
Obligated Parties, the Agents, the Collateral Agent and JPMorgan Chase Bank in its individual now desire to amend the Agreement as hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows effective as of the date hereof unless otherwise indicated:

ARTICLE I.

Definitions

SECTION 1.01.     Definitions.  Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

ARTICLE II.

Amendments

SECTION 2.01.     Amendment to Section 1.01.  Clause (1) of the definition of the phrase "Senior Pro Rata Share
Share" in Section 1.01 of the Agreement  is amended in its entirety to read as follows:

                  (1)      if the sum of (a) the principal amount of the Senior Obligations advanced by and owed to the Revolving Lenders plus (b) the aggregate face amount of all outstanding letters of credit issued pursuant to the Revolver Agreement (the sum of the foregoing herein the
         "Revolving Debt") is in excess of $175,000,000.00 at the time of determination of Senior Pro
         Rata Share, then the Revolving Debt owed to the Revolving Lenders in excess of $175,000,000.00 and any interest and commitment fees accrued thereon (the "Excess Revolving Obligations") shall not be included in the Senior Obligations for purposes of determining Senior Pro Rata Share until the Senior Obligations (less the Excess Synthetic Obligations and Excess Noteholder
         Obligations, if any) owing to the other Senior Creditors have been paid in full and (y) in determining Senior Pro Rata Share for each Revolving Lender, the Revolving Lender's proportionate share of the Excess Revolving Obligations shall not be included in the Senior
         Obligations owed to such Revolving Lender until the Senior Obligations (less the Excess
         Synthetic Obligations and Excess Noteholder Obligations, if any) owing to the other Senior
         Creditors have been paid in full.  A Revolving Lender's proportionate share of the Excess
         Revolving Obligations shall be determined by multiplying the Excess Revolving Obligations by its pro rata share of the loans outstanding under the Revolver Agreement;

SECTION 2.02.      Amendment to Section 4.02.  Section 4.02 of the Agreement is amended in its entirety to read as follows:

                  Section 4.02  Mandatory Prepayments.  Notwithstanding anything in any Transaction
         Document to the contrary, in the event and on each occasion that any Net Proceeds (as defined below) are received by or on behalf of the Borrower or any Subsidiary in respect of a Capital
         Market Event (as defined below) or in respect of an Asset Disposition (as defined below), then the Borrower shall prepay the Senior Obligations in an aggregate amount equal to twenty-five
         (25%) of the Net Proceeds so received with each Senior Creditor receiving its Senior Pro Rata
         Share thereof in accordance with Section 2.02 hereof as if such Net Proceeds were "Proceed" of
         Collateral (to the extent they are not otherwise); provided that if with respect to any Net
         Proceeds received in connection with an Asset Disposition:

(i)      no Potential Default or Event of Default exists (and the Borrower shall have represented and warranted to the Collateral Agent to that fact); and

(ii)     either:

(A)      the Borrower shall have invested the Net Proceeds thereof in Collateral for use in the business of the
         Borrower and the Subsidiaries within 180 days after the applicable event; or

(B)      the Borrower shall have within 90 days after receipt of the proceeds with respect thereto, applied the
         Net Proceeds to the repair or restoration of the property subject to such event;

         then the Net Proceeds may be retained by the Borrower in connection with such Asset Disposition except to the extent of any Net Proceeds therefrom that have not been so applied by the end of the applicable periods set forth above, at which time twenty-five percent (25%) of the Net
         Proceeds shall be applied to the Senior Obligations in accordance with this Section 4.02.  As used in this Section 4.02, the following terms shall have the following meanings:

                  "Asset Disposition" means:

                           (i)      any sale, transfer or other disposition of any asset of the
                  Borrower or any Subsidiary, other than any disposition expressly permitted pursuant to the terms of Transaction Documents without the requirement that the consent of the Creditors party to such Transaction Documents be obtained;
                  or

                           (ii)     any casualty or other damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any asset of the Borrower or any Subsidiary.

                  "Capital Market Event" means:

                           (i)      the issuance by the Borrower or any Subsidiary of any Equity
                  Interests, or the receipt by the Borrower or any Subsidiary of any capital contribution other than (A) any such issuance of Equity Interests to, or receipt of any such capital contribution from, the Borrower or a Subsidiary,
                  (B) any such issuance of Equity Interests in connection with any stock option plan or employee benefit plan of the Borrower or any Subsidiary or (C) the issuance of any Equity Interests in connection with the conversion in accordance with their respective terms of (i) the Borrower's convertible subordinated notes due in 2009 which were issued in January or February of
                  2002 and (ii) the May & Speh, Inc 5.25% convertible subordinated notes due in
                  April 2003; and

                           (ii)     the incurrence by the Borrower or any Subsidiary of any
                  unsecured indebtedness (other than the Subordinated Debt) but only to the extent that the aggregate Net Proceeds from such Indebtedness during a fiscal year exceeds $10,000,000.

                  "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person and any option, warrant or other right relating thereto.  The term "Equity Interest" shall not include any indebtedness convertible into shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person but shall include the shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests issued upon the actual conversion of such indebtedness.

                  "Net Proceeds" means, with respect to any event (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of
         (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Borrower and the
         Subsidiaries to third parties (other than Affiliates) in connection with such event, including any sales commissions, investment banking fees, or underwriting discounts, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by the Borrower and the Subsidiaries as a result of such event to repay debt or other obligations secured by such asset or otherwise subject to mandatory prepayment as a result of such event but not including any such amount required hereby or any obligations secured by Liens in favor of the Collateral Agent encumbering such property, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Borrower and the
         Subsidiaries, and the amount of any reserves established by the Borrower and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in the case of (A) taxes during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Borrower) and (B) in the case of reserves for contingent liabilities, during the period of any contractual indemnification obligation or statute of limitation imposed upon the
         Borrower or any of its Subsidiaries.

         Any Net Proceeds to be applied to the Senior Obligations hereunder shall also be applied, with respect to a Senior Creditor, to reduce any commitment of such Senior Creditor which is outstanding in connection with the Senior Obligations being prepaid by an amount equal to such
         Senior Creditor's Senior Pro Rata Share of the total amount of such Net Proceeds (without regard to whether such Senior Obligations are paid in full); provided that the aggregate amount of the commitments under the Revolver Agreement shall not be reduce below $150,000,000 pursuant to this sentence. If no Potential Default or Event of Default exists, no draw has been made on the Letter of Credit and the Letter of Credit Bank received Net Proceeds under this
         Section 4.02, the Letter of Credit Bank agrees to allow such Net Proceeds to be applied as a prepayment on the Notes. Upon such prepayment, Borrower shall request from the Noteholders a reduction in the stated amount of the Letter of Credit in the amount of such prepayment in accordance with its right to do so. By execution of this Agreement, the Obligated Parties agree to apply any such Net Proceeds received from the Letter of Credit Bank to the prepayment of the
         Notes.  The Creditors agree that any such prepayment of the Notes are permitted notwithstanding anything in the Transaction Documents to the contrary or anything otherwise prohibiting such prepayment.

SECTION 2.03.     Amendment to Section 6.06.  Section 6.06 of the Agreement is amended to add the following to the end thereof:

         Without the consent or further agreement of any Creditor, the Collateral Agent is authorized to, and shall, release the Liens granted to it under the terms of the Mortgage in the
         Borrower's real property, improvements and fixtures located at 301 Industrial Boulevard,
         Conway, Arkansas 72032 (which includes the Mortgaged Property described in item 3 on Schedule
         1.01 which is located) if and when such property is refinanced pursuant to a sale and lease back transaction or other financing permitted by the Transaction Documents upon receipt of a certification by a financial officer of the Borrower that such property has been financed in a transaction permitted by all the Transaction Documents.

ARTICLE III.

Conditions Precedent

SECTION 3.01.     Conditions.  The effectiveness of Article 2 of this Amendment is subject to the satisfaction of the following conditions precedent on or before February 15, 2002:

(a)      The Collateral Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the
Collateral Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement;

(b)      The Collateral Agent shall have received evidence satisfactory to it that the Required Creditors shall have approved this Amendment, waived the Existing Default and consented to the application of the proceeds of the new convertible subordinated debt as described in the recitals hereto;

(c)      The conditions precedent set forth in that certain Amended and Restated Credit Agreement dated the date hereof among Borrower, the Revolver Agent and the other parties thereto (as the same may be amended or otherwise modified, herein the "New Revolver Agreement") shall have been satisfied; and

(d)      All proceedings taken in connection with the transactions contemplated by this Amendment and all documentation and other legal matters incident thereto shall be satisfactory to the Collateral Agent and its legal counsel, Jenkens & Gilchrist, a Professional Corporation.

ARTICLE IV.

Ratifications, Representations and Warranties

SECTION 4.01.     Ratifications.  The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the other Collateral Documents are ratified and confirmed and shall continue in full force and effect.  The Borrower and the other Obligated Parties agree that the Agreement as amended hereby and the other Collateral Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.  The parties hereto agree and acknowledge that the New
Revolver Agreement is the "Revolver Agreement" as such term is defined and used in the Agreement.

SECTION 4.02.     Representations and Warranties.  The Borrower represents and warrants to the Collateral Agent and the Creditors that the following statements are true, correct and complete:  (a) after giving effect to this
Amendment, no Potential Default nor any Event of Default exists under the Intercreditor Agreement, and (b) after giving effect to this Consent Letter, the representations and warranties set forth in the Collateral Documents are true and correct on and as of the date hereof with the same effect as though made on and as of such date except with respect to any representations and warranties limited by their terms to a specific date.  Each Agent represents and warrants that it has the authority to bind the Lenders that it represents to the terms and provisions of this Amendment.

ARTICLE V.

Miscellaneous

SECTION 5.01.     Survival of Representations and Warranties.  All representations and warranties made in this
Amendment shall survive the execution and delivery of this Amendment and the other Collateral Documents, and no investigation by the Collateral Agent or any Creditor or any closing shall affect the representations and warranties or the right of the Collateral Agent or any Creditor to rely upon them.

SECTION 5.02.     Reference to Agreement and Revolver Agreement.  Each of the Collateral Documents, including the
Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such Collateral Documents to the Agreement shall mean a reference to the Agreement as amended hereby and any reference to the Revolver Agreement shall mean a reference to the New Revolver Agreement.

SECTION 5.03.     Expenses of Creditor.  As provided in the Agreement, the Borrower agrees to pay on demand all costs and expenses incurred by the Collateral Agent in connection with the preparation, negotiation, and execution of this Amendment, including without limitation, the costs and fees of the Collateral Agent's legal counsel.

SECTION 5.04.     Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

SECTION 5.05.     Applicable Law.  This shall be governed by and construed in accordance with the laws of the
State of Texas and the applicable laws of the United States of America.

SECTION 5.06.     Successors and Assigns.  By accepting the benefits hereof and of the Collateral, the Creditors who are not a party hereto also agree to the terms hereof.  As a result, this Amendment shall be binding upon and inure to the benefit of the Collateral Agent, the Creditors, each Obligated Party and their respective successors and assigns, including any assignees permitted under the terms of the Transaction Documents.  No Obligated Party may assign or transfer any of its rights or obligations hereunder without the prior written consent of the
Collateral Agent and all of the Creditors.

SECTION 5.07.     Counterparts.  This Amendment may be executed in one or more counterparts and on telecopy counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

SECTION 5.08.     Effect of Waiver.  No consent or waiver, express or implied, by the Collateral  Agent or any
Creditor to or for any breach of or deviation from any covenant, condition or duty by Borrower or any other
Obligated Party shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

SECTION 5.09.     Headings.  The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

SECTION 5.10.     ENTIRE AGREEMENT.  THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED
AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES AND
SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL,
RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR
SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO.  THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES
HERETO.

         Executed as of the date first written above.

                                                     ACXIOM CORPORATION
                                                     Acxiom CDC, Inc.
                                                     Acxiom / May & Speh, Inc.
                                                     Acxiom RM-Tools, Inc.
                                                     ACXIOM ASIA, LTD.
                                                     ACXIOM NJA, INC.
                                                     ACXIOM PROPERTY DEVELOPMENT, INC.
                                                     ACXIOM / PYRAMID INFORMATION SYSTEMS, INC.
                                                     ACXIOM RTC, INC.
                                                     ACXIOM SDC, INC.
                                                     ACXIOM TRANSPORTATION SERVICES, INC.
                                                     ACXIOM / DIRECT MEDIA, INC.
                                                     GIS Information Systems, Inc.
                                                     Acxiom uws, Ltd.

                                                     By:
                                                            Dathan Gaskill, Authorized Officer

                                                     Collateral Agent and CREDITORS:

                                                     JPMORGAN CHASE BANK, successor in interest by merger to The
                                                     Chase Manhattan Bank, as the Collateral Agent, the Term Loan
                                                     Lender, the Letter of Credit Bank, and the Revolver Agent

                                                     By:
                                                            Michael J. Lister
                                                            Vice President

                                                     BANK OF AMERICA, N.A., as the Synthetic Agent

                                                     By
                                                            Name:
                                                            Title:

SCHEDULE 1.01, Solo Page
DALLAS2 860283v6 12283-00139
                                                   SCHEDULE 1.01
                                                        to
                                                ACXIOM CORPORATION
                                       AMENDED AND RESTATED CREDIT AGREEMENT

Mortgaged Property

1.       Real property owned by Borrower located in Maricopa County, Arizona, excluding real property encumbered by the Synthetic Real Estate Lease.

2.       Two parcels of real property in Apache County, Arizona located at 41 S. Chirricahua, Springerville,
         Arizona and 634 East Apache, Springerville, Arizona.

3.       67.990 acres (more or less), and facilities located thereon, at 301 Industrial Boulevard, Conway,
         Arkansas 72032, excluding office buildings OB-4 and ASB-1 which are encumbered by separate mortgages with Regions Bank.

SCHEDULE 2.01, Page 1
DALLAS2 860283v6 12283-00139
                                                   SCHEDULE 2.01
                                                        to
                                                ACXIOM CORPORATION
                                       AMENDED AND RESTATED CREDIT AGREEMENT

                                              Lenders and Commitments

Lenders                                              Revolving
                                                     Commitments after giving
                                                     effect to the Assignments
1.       JPMorgan Chase Bank                                $35,000,000
2.       U.S. Bank National Association                     $25,000,000
3.       Bank of America, N.A.                              $25,000,000
4.       ABN AMRO Bank, N.V.                                $20,000,000
5.       SunTrust Bank                                      $20,000,000
6.       The Bank of Nova Scotia                            $20,000,000
7.       Wachovia Bank, N.A.                                $25,000,000
8.       Union Planters Bank, N.A.                          $5,000,000

         Total                                             $175,000,000

SCHEDULE 3.12, Page 2
DALLAS2 860283v6 12283-00139
SCHEDULE 3.12, Page 1
DALLAS2 860283v6 12283-00139
                                                   SCHEDULE 3.12
                                                        to
                                                ACXIOM CORPORATION
                                       AMENDED AND RESTATED CREDIT AGREEMENT

a.  List of all Subsidiaries of the Company

===================================================================================================================================
DOMESTIC SUBSIDIARIES
===================================================================================================================================
========================================= ===================== ============================== ===================== ==============
Name                                      Incorporated In       Authorized Capital Stock       Issued and            Warrants and
                                                                                               Outstanding Capital   Other Equity
                                                                                               Stock                 Rights
========================================= ===================== ============================== ===================== ==============
========================================= ===================== ============================== ===================== ==============
Acxiom Asia, Ltd.                         Arkansas              300  shares of  common  stock  300     shares    of  N/A
                                                                par value $0.10                common stock
----------------------------------------- --------------------- ------------------------------ --------------------- --------------
----------------------------------------- --------------------- ------------------------------ --------------------- --------------
Acxiom CDC, Inc.1                         Arkansas              1000  shares of common  stock  1000    shares    of  N/A
                                                                par  value  $0.10;  60 shares  common   stock;   60
                                                                of preferred  stock par value  shares of  preferred
                                                                $100                           stock
----------------------------------------- --------------------- ------------------------------ --------------------- --------------
----------------------------------------- --------------------- ------------------------------ --------------------- --------------
Acxiom/May & Speh, Inc.                   Delaware              1000  shares of common  stock  1000    shares    of  N/A
                                                                par value $0.01                common stock
----------------------------------------- --------------------- ------------------------------ --------------------- --------------
----------------------------------------- --------------------- ------------------------------ --------------------- --------------
GIS Information Systems, Inc.2            Illinois              2000  shares of common  stock  1000    shares    of  N/A
                                                                no par value                   common stock
----------------------------------------- --------------------- ------------------------------ --------------------- --------------
----------------------------------------- --------------------- ------------------------------ --------------------- --------------
Acxiom NJA, Inc.                          New Jersey            2500  shares of common  stock  100     shares    of  N/A
                                                                no par value                   common stock
----------------------------------------- --------------------- ------------------------------ --------------------- --------------
----------------------------------------- --------------------- ------------------------------ --------------------- --------------
Acxiom Property Development, Inc.         Arkansas              100  shares of  common  stock  100     shares    of  N/A
                                                                par value $0.10                common stock
----------------------------------------- --------------------- ------------------------------ --------------------- --------------
----------------------------------------- --------------------- ------------------------------ --------------------- --------------
Acxiom / Pyramid   Information  Systems,  California            1,000,000 shares               100     shares    of  N/A
Inc.                                                                                           common stock
----------------------------------------- --------------------- ------------------------------ --------------------- --------------
----------------------------------------- --------------------- ------------------------------ --------------------- --------------
Acxiom RM-Tools, Inc.                     Arkansas              1000  shares of common  stock  1000    shares    of  N/A
                                                                par value $0.10                common stock
----------------------------------------- --------------------- ------------------------------ --------------------- --------------
----------------------------------------- --------------------- ------------------------------ --------------------- --------------
Acxiom RTC, Inc.                          Delaware              100  shares of  common  stock  100     shares    of  N/A
                                                                par value $0.10                common stock
----------------------------------------- --------------------- ------------------------------ --------------------- --------------
----------------------------------------- --------------------- ------------------------------ --------------------- --------------
Acxiom SDC, Inc.                          Arkansas              300  shares of  common  stock  300     shares    of  N/A
                                                                par value $0.10                common stock
----------------------------------------- --------------------- ------------------------------ --------------------- --------------
----------------------------------------- --------------------- ------------------------------ --------------------- --------------
Acxiom / Direct Media, Inc.               Arkansas              300  shares of  common  stock  300     shares    of  N/A
                                                                par value $0.10                common stock
----------------------------------------- --------------------- ------------------------------ --------------------- --------------
----------------------------------------- --------------------- ------------------------------ --------------------- --------------
Acxiom Transportation Services, Inc.      Arkansas              100  shares of  common  stock  50  shares of common  N/A
                                                                par value $0.10                stock
----------------------------------------- --------------------- ------------------------------ --------------------- --------------
----------------------------------------- --------------------- ------------------------------ --------------------- --------------
Acxiom UWS, Ltd.                          Arkansas              100  shares of  common  stock  100     shares    of  N/A
                                                                par value $0.10                common stock
========================================= ===================== ============================== ===================== ==============

===================================================================================================================================
FOREIGN SUBSIDIARIES
===================================================================================================================================
========================================= ===================== ============================== ===================== ==============
Name                                      Incorporated In       Authorized Capital Stock       Issued and            Warrants and
                                                                                               Outstanding Capital   Other Equity
                                                                                               Stock                 Rights
========================================= ===================== ============================== ===================== ==============
========================================= ===================== ============================== ===================== ==============
Acxiom Limited3                           United Kingdom                                       4,600,000 at l pound  N/A
----------------------------------------- --------------------- ------------------------------ --------------------- --------------
----------------------------------------- --------------------- ------------------------------ --------------------- --------------
Acxiom Espana4                            Spain                                                36.000.000     Ptas.  N/A
                                                                                               (3.600       shares/
                                                                                               10.000 Ptas. Each)
----------------------------------------- --------------------- ------------------------------ --------------------- --------------
----------------------------------------- --------------------- ------------------------------ --------------------- --------------
Marketing Technology SA5                  Spain                                                36.000.000     Ptas.
                                                                                               (3.600       shares/
                                                                                               10.000 Ptas. Each)    N/A
----------------------------------------- --------------------- ------------------------------ --------------------- --------------
----------------------------------------- --------------------- ------------------------------ --------------------- --------------
Acxiom France SA                          France                                               300.00 FRANCS         N/A
----------------------------------------- --------------------- ------------------------------ --------------------- --------------
----------------------------------------- --------------------- ------------------------------ --------------------- --------------
Acxiom Australia Pty Ltd.                 Australia                                            1 share               N/A
----------------------------------------- --------------------- ------------------------------ --------------------- --------------
----------------------------------------- --------------------- ------------------------------ --------------------- --------------
Acxiom Personnel Pty Ltd6                 Australia                                            1 share               N/A
========================================= ===================== ============================== ===================== ==============

--------
1  Borrower owns 100% of the outstanding common stock of Acxiom CDC, Inc. and 83% of the preferred.
2  Wholly-owned subsidiary of Acxiom/May & Speh, Inc.
3  Borrower owns 4,599,999 shares of Acxiom Limited.
4  Wholly-owned subsidiary of Acxiom Limited.
5  Wholly-owned subsidiary of Acxiom Espana.
6  Wholly-owned subsidiary of Acxiom Australia Pty Ltd.

Except as otherwise noted on this Schedule 3.12, all Subsidiaries are wholly-owned by Borrower.

b.       Outstanding subscriptions, options, warrants, calls, or rights to acquire, and outstanding securities or instruments convertible into any Equity Interests of the Borrower

1.       Borrower currently maintains various option/incentive plans for directors, employees and/or consultants pursuant to which options or other instruments convertible into Equity Interests of the Borrower have been or will be issued.

2.       The May & Speh Notes which are convertible into common stock of the Borrower.

3.       The Subordinated Debt which is convertible into common stock of the Borrower.

4.       The following warrants granting rights to acquire Equity Interests of the Borrower are currently outstanding:

         a.       Warrants to acquire an aggregate amount of 206,773 shares of $17.50 per share held by the various owners of SIGMA Marketing Group, Inc.  All currently vested.  Expiration date:  9/30/03

         b.       Warrant to acquire 100,000 shares $32.129 per share held by Allstate Insurance Company.
                  Vesting date:  3/31/05.  Expiration date:  9/30/05

         c.       Warrant to acquire 13,900 shares at $29.05 per share held by Allstate Insurance Company.
                  Vesting date:  3/31/05.  Expiration Date:  9/30/05

         d.       Warrant to acquire 91,010 shares at $16.39 per share held by Allstate Insurance Company.
                  Vesting date:  3/31/05.  Expiration date: 9/30/05

SCHEDULE 6.01, Page 2 of 2
DALLAS2 860283v6 12283-00139
                                                   SCHEDULE 6.01
                                                        to
                                                ACXIOM CORPORATION
                                       AMENDED AND RESTATED CREDIT AGREEMENT

                                Existing Indebtedness and Preferred Equity Interest
A.  Existing Indebtedness

======== =========================================== ============================ =======================================
         Description                                 Principal Outstanding as     Liens
                                                     of
                                                     December 31, 2001
======== =========================================== ============================ =======================================
1.       Subordinated Debt                           Not to exceed                Unsecured
                                                     $205,000,000 (outstanding
                                                     as of the Effective Date)
-------- ------------------------------------------- ---------------------------- ---------------------------------------
2.       May & Speh Notes                            $114,998,000                 Unsecured
-------- ------------------------------------------- ---------------------------- ---------------------------------------
-------- ------------------------------------------- ---------------------------- ---------------------------------------
3.       6.92% Senior Notes due March 30, 2007       $  25,714,286                Secured   pursuant  to   Intercreditor
                                                                                  Agreement
-------- ------------------------------------------- ---------------------------- ---------------------------------------
-------- ------------------------------------------- ---------------------------- ---------------------------------------
4.       Chase Term Loan                             $  64,168,888                Secured   pursuant  to   Intercreditor
                                                                                  Agreement
-------- ------------------------------------------- ---------------------------- ---------------------------------------
-------- ------------------------------------------- ---------------------------- ---------------------------------------
5.       Capital Lease Obligations                   13,248,000                   Secured  by Lien on  land  located  in
                                                                                  Downers   Grove,   Illinois   and  the
                                                                                  related  building  and  other  related
                                                                                  real and personal  property  assets of
                                                                                  Acxiom / May & Speh, Inc.
-------- ------------------------------------------- ---------------------------- ---------------------------------------
-------- ------------------------------------------- ---------------------------- ---------------------------------------
6.       Software license liabilities                89,655,000                   Interest is software  licenses arising
                                                                                  under related agreements.
-------- ------------------------------------------- ---------------------------- ---------------------------------------
-------- ------------------------------------------- ---------------------------- ---------------------------------------
7.       Construction loan                           9,211,000                    Secured  by Lien on  land  located  in
                                                                                  Conway,   Arkansas   and  the  related
                                                                                  building  and other  related  real and
                                                                                  personal assets of Borrower
-------- ------------------------------------------- ---------------------------- ---------------------------------------
-------- ------------------------------------------- ---------------------------- ---------------------------------------
8.       Mortgage loan                               2,059,000                    Secured  by Lien on  land  located  in
                                                                                  Conway,   Arkansas   and  the  related
                                                                                  building  and other  related  real and
                                                                                  personal assets of Borrower
-------- ------------------------------------------- ---------------------------- ---------------------------------------
-------- ------------------------------------------- ---------------------------- ---------------------------------------
9.       Aircraft  lease   Agreement  with  General  11,222,0001                  Secured  by  Lien  on   Aircraft   (as
         Electric Capital Corporation                                             defined   in   the   Aircraft    Lease
                                                                                  Agreement)
-------- ------------------------------------------- ---------------------------- ---------------------------------------
-------- ------------------------------------------- ---------------------------- ---------------------------------------
10.      Other capital  leases,  debt and long-term  668,000                      Secured by various  Liens on assets of
         liabilities                                                              Borrower and/or its Subsidiaries  with
                                                                                  a book value of less than $500,000.
-------- ------------------------------------------- ---------------------------- ---------------------------------------
-------- ------------------------------------------- ---------------------------- ---------------------------------------
11.      Synthetic  lease  with  General   Electric  159,699,0001                 Secured by liens on equipment
         Capital Corporation
-------- ------------------------------------------- ---------------------------- ---------------------------------------
-------- ------------------------------------------- ---------------------------- ---------------------------------------
12.      Chenal  Joint  Venture  building  loan  to  8,457,000                    Secured by lien on Chenal building
         partnership   in  which   Borrower   is  a
         general partner
-------- ------------------------------------------- ---------------------------- ---------------------------------------
-------- ------------------------------------------- ---------------------------- ---------------------------------------
13.      Riverdale  Joint  Venture   building  loan  4,554,000                    Secured   by  lien  on  Acxiom   Plaza
         partnership   in  which   Borrower   is  a                               building   (amount   represents  total
         general partner                                                          loan)
-------- ------------------------------------------- ---------------------------- ---------------------------------------
-------- ------------------------------------------- ---------------------------- ---------------------------------------
14.      Outstanding letters of credit               10,658,000                   Unsecured
-------- ------------------------------------------- ---------------------------- ---------------------------------------
-------- ------------------------------------------- ---------------------------- ---------------------------------------
15.      Capital Lease  obligations  resulting from  4,035,000;    balance    is  Secured   by   liens   on    equipment
         refinancing of sale-leaseback  transaction  expected  to increase to no  underlying lease.
         with Technology Investment Partners, LLC    more than  $18,000,000 upon
                                                     receiving         remaining
                                                     funding.
-------- ------------------------------------------- ---------------------------- ---------------------------------------

-------------
1  Amount represents total amount drawn through December 31, 2001

B.       Preferred Equity Interests

1.       Acxiom CDC, Inc. has issued an outstanding 60 shares of preferred stock (50 shares issued to Borrower and 10 shares to Trans Union LLC).  All outstanding common and preferred stock of Acxiom CDC, Inc. has been pledged to Trans Union LLC.

                                                   SCHEDULE 6.02
                                                        to
                                                ACXIOM CORPORATION
                                       AMENDED AND RESTATED CREDIT AGREEMENT

Existing Liens

1.       Liens described in Schedule 6.01

2.       Lien against assets and capital stock of Acxiom CDC, Inc. in favor of Trans Union LLC to secure performance of services (UCC-1 originally filed August 31, 1992; continuation filed March 12, 1997)

                                                   SCHEDULE 6.04
                                                        to
                                                ACXIOM CORPORATION
                                       AMENDED AND RESTATED CREDIT AGREEMENT

Existing Investments

=============================== ================== ================================== ================= ==============
Issuer                          Book Value         Type of Property                   Number            Percent of
                                at December 31,
                                2001                                                                    Borrower's
                                (in thousands)                                        of Units          Interest
=============================== ================== ================================== ================= ==============
=============================== ================== ================================== ================= ==============

Chenal    Technology    Office  $ 1,454            Real Estate Partnership            N/A               50%
Joint Venture1
------------------------------- ------------------ ---------------------------------- ----------------- --------------
------------------------------- ------------------ ---------------------------------- ----------------- --------------
Exchange Applications2          159                Common Stock                       64,173            <1%
                                                                                      shares
------------------------------- ------------------ ---------------------------------- ----------------- --------------
------------------------------- ------------------ ---------------------------------- ----------------- --------------
City of Little Rock,  Arkansas  1,300              Little Rock Revenue Bond           N/A               N/A
Series-A Bond
------------------------------- ------------------ ---------------------------------- ----------------- --------------
------------------------------- ------------------ ---------------------------------- ----------------- --------------
Riverdale3                      1,052              Real Estate Partnership            N/A               50%
------------------------------- ------------------ ---------------------------------- ----------------- --------------
------------------------------- ------------------ ---------------------------------- ----------------- --------------
Bigfoot International, Inc.4    800                Common Stock                       5,000 shares      <20%
------------------------------- ------------------ ---------------------------------- ----------------- --------------
------------------------------- ------------------ ---------------------------------- ----------------- --------------
Think Direct Marketing, Inc.5   1,475              Equity  interest in privately      N/A               13%
                                                   held corporation
------------------------------- ------------------ ---------------------------------- ----------------- --------------
------------------------------- ------------------ ---------------------------------- ----------------- --------------
EMC6                            0                  Equity   interest   in  joint      N/A               50%
                                                   venture
------------------------------- ------------------ ---------------------------------- ----------------- --------------
------------------------------- ------------------ ---------------------------------- ----------------- --------------
Constellation Venture7          3,284              Venture Capital Fund               N/A               5.85%
------------------------------- ------------------ ---------------------------------- ----------------- --------------
------------------------------- ------------------ ---------------------------------- ----------------- --------------
The     Personal     Marketing  0                  $250,000 loan                      N/A               N/A
Company ("PMC")8
------------------------------- ------------------ ---------------------------------- ----------------- --------------
------------------------------- ------------------ ---------------------------------- ----------------- --------------
TheStreet.com9                  164                Common Stock                       57,075            <20%
                                                                                      shares
------------------------------- ------------------ ---------------------------------- ----------------- --------------
------------------------------- ------------------ ---------------------------------- ----------------- --------------
USADATA.com10                   7,650              Common Stock                       1,976,357         12.75%
                                                                                      shares
------------------------------- ------------------ ---------------------------------- ----------------- --------------
------------------------------- ------------------ ---------------------------------- ----------------- --------------
Healthcare ProConnect, LLC11    3,287              Equity   interest   in  Joint      N/A               50%
                                                   Venture
------------------------------- ------------------ ---------------------------------- ----------------- --------------
------------------------------- ------------------ ---------------------------------- ----------------- --------------
Landscape12                     609                Stock in Japanese Company          207 shares        15%
------------------------------- ------------------ ---------------------------------- ----------------- --------------
------------------------------- ------------------ ---------------------------------- ----------------- --------------
Sedona13                        1,700              Common and Preferred Stock         $1,500,000        <20%
                                                                                      preferred
                                                                                      541,363
                                                                                      common
------------------------------- ------------------ ---------------------------------- ----------------- --------------
------------------------------- ------------------ ---------------------------------- ----------------- --------------
Australian Joint Venture14      7,629              Joint Venture                      N/A               50%
------------------------------- ------------------ ---------------------------------- ----------------- --------------
------------------------------- ------------------ ---------------------------------- ----------------- --------------
Market Advantage, LLC15         0                  Membership     in     Limited      40                40%
                                                   Liability Company
------------------------------- ------------------ ---------------------------------- ----------------- --------------
------------------------------- ------------------ ---------------------------------- ----------------- --------------
Intrinsic Ltd.                  69516              Maximum   payment   owed   to      N/A               N/A
                                                   Borrower      pursuant     to
                                                   liquidation settlement
------------------------------- ------------------ ---------------------------------- ----------------- --------------
Total                           $ 31,258
=============================== ================== ================================== ================= ==============

---------

1    General partner (50% ownership interest) in real estate partnership that owns the Acxiom Chenal Building.
2    Investment in software company. Exchange Application is a public company; its stock symbol is:  EXAP.
3    General partner (50% ownership interest) in real estate partnership that owns the Acxiom Plaza Building.
4    Investment in company that provides internet/e-mail services.   Bigfoot is a privately held company.
5    Equity interest in a privately held company that provides  marketing  services to small  businesses.  Formerly doing business as Digital Asset Management, Inc. ("DAMI").
6    Equity interest in joint venture entered by May & Speh, Inc.  Joint Venture is inactive.
7    Venture capital fund in which Acxiom's maximum total commitment is $5 million.
8    Represents  $250,000  loan from  Borrower  to PMC (seed  money to PMC to build data file of  pre-mover  data);
     Borrower has written-off this loan.
9    Investment in company that provides  financial/market  research.  TheStreet.com is a public company, its stock symbol is:  TSCM.
10   Investment in company that provides marketing services.  USADATA.COM is a privately held company.
11   Joint  venture  with the  American  Medical  Association.  Established  to be the  data  source  of  physician information in the United States.
12   Investment in a Japanese data company.
13   Represents a non-cash  investment gain received for the sale of CIMSBU  (business unit of Borrower);  Borrower received  $1,500,000  of preferred  stock and warrants in Sedona.  Subsequently,  Borrower  made an additional investment that was converted into 541,363 shares of common stock.
14   Interest in Australian joint venture with Publishing & Broadcasting, Ltd.
15   Investment in privately held company.  No cash investment is required.
16   SAS Institute,  Inc. acquired  Intrinsic Ltd. in March of 2001. In connection  therewith,  assets of Intrinsic were placed in the custody of a receiver.  This amount  represents  the  maximum  amount  which  Borrower  may recover on its investment after all debts and other liabilities of Intrinsic Ltd. are satisfied.

                                                   SCHEDULE 6.10
                                                        to
                                                ACXIOM CORPORATION
                                                 CREDIT AGREEMENT

Existing Restrictions

         Existing restrictions include the restrictions and conditions on the (a) ability of the Borrower or any
Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock, to make or repay loans or advances to the Borrower or any other Subsidiary, or to Guarantee Indebtedness of the Borrower
or any other subsidiary, that are contained in the loan documents pertaining to the Indebtedness described in items 1, 2, 3, 4, 5 and 11 of Schedule 6.01.